SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

LODGENET ENTERTAINMENT CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3900 West Innovation Street
Sioux Falls, South Dakota 57107
March 31, 2006
Dear Fellow Stockholder:
      You are cordially invited to attend the 2006 Annual Meeting of Stockholders of LodgeNet Entertainment Corporation. The meeting will be held on Wednesday, May 10, 2006, at 9:00 a.m., Central Daylight Time, at LodgeNet’s Corporate Offices, 3900 West Innovation Street, Sioux Falls, South Dakota 57107. I encourage you to read carefully the enclosed Notice of Annual Meeting and Proxy Statement.
      I hope you will be able to attend the Annual Meeting. Whether or not you plan to attend, I urge you to complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting. Your vote is important, whether you own a few shares or many.

Sincerely,

Scott C. Petersen
Chairman of the Board,
President and Chief Executive Officer

ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION/COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS
PERFORMANCE GRAPH
APPROVAL OF AMENDMENTS TO THE COMPANY’S 2003 STOCK OPTION AND INCENTIVE PLAN
2003 STOCK OPTION AND INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE PLAN.
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ANNUAL REPORT
PROPOSALS OF STOCKHOLDERS
“HOUSEHOLDING” OF PROXY MATERIALS.
OTHER BUSINESS

LODGENET ENTERTAINMENT CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO OUR STOCKHOLDERS:
      NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Stockholders (the “Meeting”) of LodgeNet Entertainment Corporation (the “Company”) will be held at LodgeNet’s Corporate Offices, 3900 West Innovation Street, Sioux Falls, South Dakota 57107 on Wednesday, May 10, 2006, at 9:00 a.m., Central Daylight Time, for the purpose of considering and voting upon the following matters:
To Receive and Consider:
      The report of management on the business of the Company and the Company’s audited financial statements for the fiscal year ended December 31, 2005, together with the report thereon of PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.
To Act On:

1.	Election of Directors. To elect two persons to the Board of Directors of the Company to serve for three-year terms expiring in 2009 and until such persons’ successors are elected and qualified. The Board of Directors’ nominees are:

R. Douglas Bradbury
Richard R. Hylland

2.	Amendment of the 2003 Stock Option and Incentive Plan. Approve an amendment to (i) increase the number of shares authorized for issuance under the 2003 Stock Option and Incentive Plan by 600,000 shares; (ii) prohibit the repricing of options without stockholder approval; (iii) limit the number of options and value of restricted stock that may be granted to any single individual in any given year; and (iv) allow the Administrator the appropriate discretion in determining the proper form and level of awards to non-employee directors.

3.	Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

4.	Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.
      Only those stockholders of record on March 24, 2006 shall be entitled to notice of and to vote in person or by proxy at the Meeting.
      The Proxy Statement, which accompanies this notice, contains additional information regarding the proposals to be considered at the Meeting and stockholders are encouraged to read it in its entirety.
      As set forth in the enclosed Proxy Statement, the proxy is solicited by and on behalf of the Board of Directors of the Company. It is expected that these materials will be first mailed to stockholders on or about March 31, 2006.
      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO BE SURE THAT YOUR STOCK IS VOTED. YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY.

By Order of the Board of Directors,

Gary H. Ritondaro
Secretary
Dated: March 31, 2006

LODGENET ENTERTAINMENT CORPORATION
3900 West Innovation Street
Sioux Falls, South Dakota 57107
March 31, 2006
PROXY STATEMENT
For the Annual Meeting of Stockholders to Be Held on
Wednesday, May 10, 2006
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING
Why am I receiving these materials?
      The Board of Directors (the “Board”) of LodgeNet Entertainment Corporation (“LodgeNet”) is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at LodgeNet’s Annual Meeting of Stockholders to be held on Wednesday, May 10, 2006, at LodgeNet’s Corporate Offices, 3900 West Innovation Street, Sioux Falls, South Dakota 57107 at 9:00 a.m., Central Daylight Time. This Proxy Statement and the enclosed proxy card (the “Proxy”) and other enclosures are being mailed to stockholders on or about March 31, 2006.
What information is contained in these materials?
      This Proxy Statement provides you with information about LodgeNet’s governance structure, the nominating process, the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and of our most highly paid executive officers, and certain other information.
What is the purpose of the Meeting?
      At the Meeting, stockholders will act upon the matters outlined in the Notice of Meeting on the cover page of this Proxy Statement, including the election of directors, amendment of our 2003 Stock Option and Incentive Plan, and ratification of the appointment of the Company’s independent registered public accounting firm.
What are the Board’s recommendations?
      The Board’s recommendations are set forth in this Proxy Statement. The Board recommends that you vote your shares FOR each of LodgeNet’s nominees to the Board, FOR the amendment of the Company’s 2003 Stock Option and Incentive Plan, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2006.
Who is entitled to vote at the Meeting?
      Only stockholders of record at the close of business on March 24, 2006, the Record Date for the Meeting, are entitled to receive notice of and to participate in the Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the Meeting, or any postponements or adjournments of the Meeting.
What are the rights of the holders of LodgeNet common stock?
      Each outstanding share of the Company’s common stock will be entitled to one vote on each matter considered at the Meeting.

Who can attend the Meeting?
      All stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your stock ownership as of the Record Date.
May I record the Meeting?
      No. Cameras, recording devices and other electronic devices are not permitted at the Meeting.
What constitutes a quorum?
      The presence at the Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the Record Date will constitute a quorum, thus permitting business to be conducted at the Meeting. As of the Record Date, 18,258,143 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence, in person or by proxy, of the holders of common stock representing at least 9,129,072 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Meeting.
How do I vote?
      If you complete and properly sign the accompanying proxy card and return it in the enclosed envelope, it will be voted as you direct. If you attend the meeting in person, you may deliver your completed proxy card in person or vote by written ballot. Proxy cards and ballots will be available at the Meeting.
Is cumulative voting allowed?
      No. The Company’s Certificate of Incorporation does not authorize cumulative voting. Each stockholder is entitled to one vote, in person or by proxy, for each share of common stock standing in his, her or its name on the books of the Company as of the Record Date on any matter submitted to the stockholders.
Can I vote electronically over the Internet?
      You should refer to the instructions included with your proxy card or contact your broker or nominee to determine if you may vote your shares electronically and, if so, the method and deadline for voting electronically.
Can I change my vote after I return my proxy card?
      Yes. Even after you have submitted your Proxy, you may change your vote at any time before the Proxy is exercised by filing with the Corporate Secretary of the Company either a notice of revocation or a duly executed Proxy bearing a later date. In addition, you may revoke your proxy by voting in person at the meeting, although attendance at the Meeting will not by itself revoke a previously granted Proxy.
What vote is required for the various action items?
      There are different requirements for the action items. This occurs because brokers which hold shares in street name for stockholders are not permitted to cast proxies for certain types of items including, with respect to the Meeting, the approval of compensation plans.
      To elect directors, a matter on which brokers may cast proxies, only a plurality of affirmative votes cast at the Meeting is required. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. However, a direction to “Withhold authority” does not constitute a “no” vote and, accordingly, a “Withhold authority”

proxy will not be counted as a vote against a nominee. Nonetheless, a “Withhold authority” proxy is present at the Meeting and, consequently, is counted for purposes of determining whether a quorum is present.
      With respect to the amendment of our 2003 Stock Option and Incentive Plan, an affirmative majority of the votes cast at the meeting, in person or by proxy, is required for approval. Broker “non-votes” are not counted as votes cast, but abstentions are. Accordingly, broker “non-votes” will have no effect on the voting regarding the amendment, but the affirmative votes must outnumber the combined total of negative votes and abstentions for the amendment to be approved.
      With respect to the ratification of the appointment of PricewaterhouseCoopers, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote and present, in person or by proxy, at the meeting is required for approval. Since brokers may cast proxies on this matter, we do not expect any broker “non-votes” and ratification will occur if the number of affirmative votes are greater than the number of negative votes and abstentions.
Who pays for the cost of soliciting proxies?
      This Proxy Statement is prepared on behalf of the Board of Directors of the Company and the Company will bear the costs of solicitation. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in this solicitation of Proxies also will be borne by the Company. It is contemplated that Proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company may solicit Proxies personally or by telephone. Although there is no formal agreement to do so, the Company intends to reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. The Company does not intend to utilize the services of other individuals or entities not employed by or affiliated with the Company in connection with the solicitation of Proxies.
How much stock is authorized and how much was outstanding on the Record Date?
      As of the Record Date, the authorized capital of the Company consisted of 50,000,000 shares of common stock, par value $.01 per share, of which 18,258,143 shares were issued and outstanding, and 5,000,000 shares of preferred stock, $.01 par value, of which there were no shares outstanding.
Who are the largest owners of the Company’s stock and how much stock do the Company’s directors and executive officers own?
      The following table sets forth the beneficial ownership of the Company’s stock as of the Record Date by each person known to the Company to be the record or beneficial owner of more than five percent of the outstanding shares of common stock (other than depositories holding shares of common stock in “street name”), by each director and nominee for director, each Named Executive Officer, and by all directors and executive officers, as a group:

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner(1)(2)	Beneficial Ownership(3)	Class(3)

Scott C. Petersen, Chairman of the Board, President and Chief Executive Officer(4)	697,068	3.7%
David M. Bankers, Senior Vice President, Product and Technology Development(5)	207,599	1.1%
Stephen D. McCarty, Senior Vice President, Sales and Hotel Relations(6)	104,308	*
Steven R. Pofahl, Senior Vice President, Technical Operations(7)	115,335	*
Gary H. Ritondaro, Senior Vice President, Finance, Information and Administration(8)	137,544	*
R. Douglas Bradbury, Director(9)	81,694	*

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner(1)(2)	Beneficial Ownership(3)	Class(3)

Richard R. Hylland, Director(10)	111,857	*
R. F. Leyendecker, Director(11)	112,717	*
Vikki I. Pachera, Director(12)	24,584	*
Scott H. Shlecter, Director(13)	37,175	*
Reed Conner & Birdwell LLC(14)	2,342,695	12.8%
Wellington Management Company LLP(15)	2,191,040	12.0%
Hilton Hotels Corporation(16)	1,761,555	9.6%
Barclays Global Investors NA(17)	1,482,981	8.1%
PAR Investment Partners, L.P.(18)	1,000,000	5.5%
Caxton Associates LLC(19)	998,828	5.5%
Wells Fargo & Company(20)	926,734	5.1%
Federated Investors Inc.(21)	926,429	5.1%
Directors and Executive Officers(22) (a group of 11 persons)	1,821,113	9.3%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of such person is 3900 West Innovation Street, Sioux Falls, South Dakota 57107.

(2)	Each named person has sole voting and investment power with respect to the shares listed, except as noted below.

(3)	Shares which the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person (or group).

(4)	Includes 433,125 shares issuable upon the exercise of options to purchase Common Stock, which Mr. Petersen has the right to acquire within 60 days after the Record Date. Also includes 31,250 shares of restricted stock issued to Mr. Petersen on January 9, 2006; 6,500 shares of restricted stock issued on January 3, 2005, 7,500 shares of restricted stock issued on January 9, 2004, 128,200 shares owned by Mr. Petersen’s spouse, 4,100 shares owned by his minor children and 2,050 shares owned by an adult child, of which Mr. Petersen disclaims beneficial ownership.

(5)	Includes 190,250 shares issuable upon the exercise of options to purchase Common Stock, which Mr. Bankers has the right to acquire within 60 days after the Record Date. Also includes 11,250 shares of restricted stock issued to Mr. Bankers on January 9, 2006; 3,000 shares of restricted stock issued on January 3, 2005, 3,000 shares of restricted stock issued on January 9, 2004, 66 shares owned by his minor children and 33 shares owned by an adult child, of which Mr. Bankers disclaims beneficial ownership.

(6)	Includes 88,750 shares issuable upon the exercise of options to purchase Common Stock, which Mr. McCarty has the right to acquire within 60 days after the Record Date. Also includes 9,100 shares of restricted stock issued to Mr. McCarty on January 9, 2006; 3,000 shares of restricted stock issued on January 3, 2005 and 3,000 shares of restricted stock issued on January 9, 2004.

(7)	Includes 97,750 shares issuable upon the exercise of options to purchase Common Stock, which Mr. Pofahl has the right to acquire within 60 days after the Record Date. Also includes 11,250 shares of restricted stock issued to Mr. Pofahl on January 9, 2006; 2,500 shares of restricted stock on January 3, 2005 and 2,500 shares of restricted stock issued on January 9, 2004.

(8)	Includes 113,750 shares issuable upon the exercise of options to purchase Common Stock, which Mr. Ritondaro has the right to acquire within 60 days after the Record Date. Also includes 12,250 shares of restricted stock issued to Mr. Ritondaro on January 9, 2006; 4,000 shares of restricted stock issued on January 3, 2005 and 4,000 shares of restricted stock issued on January 9, 2004. Mr. Ritondaro also serves as the Company’s Principal Financial and Accounting Officer.

(9)	Includes 78,000 shares of common stock, which Mr. Bradbury has the right to acquire by the exercise of vested stock options.

(10)	Includes 106,000 shares of common stock, which Mr. Hylland has the right to acquire by the exercise of vested stock options.

(11)	Includes 111,000 shares of common stock, which Mr. Leyendecker has the right to acquire by the exercise of vested stock options.

(12)	Includes 24,000 shares of common stock, which Ms. Pachera has the right to acquire by the exercise of vested stock options.

(13)	Includes 36,000 shares of common stock, which Mr. Shlecter has the right to acquire by the exercise of vested stock options.

(14)	The address for Reed Conner & Birdwell LLC is 11111 Santa Monica Boulevard, Suite 1700, Los Angeles, CA 90025; address and share ownership information based on Schedule 13G filed by such stockholder.

(15)	The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109; address and share ownership information based on Schedule 13G filed by such stockholder.

(16)	Consists of warrants for 1,761,555 shares, dated October 9, 2000 with an exercise price of $20.437 per share and an expiration date of October 9, 2007. The address for Hilton Hotels Corporation is 9336 Civic Center Drive, Beverly Hills, CA 90210.

(17)	The address for Barclays Global Investors, NA is 45 Fremont Street, San Francisco, CA 94105; address and share ownership information based on Schedule 13G filed by such stockholder.

(18)	The address of PAR Investment Partners, L.P. is One International Place, Suite 2401, Boston MA 02111; address and share ownership information based on Schedule 13G filed by such stockholder.

(19)	The address for Caxton Associates LLC. is Princeton Plaza, Building 2, 731 Alexander Road, Princeton, NJ 08540; address and share ownership information based on Schedule 13G filed by such stockholder.

(20)	The address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94105; address and share ownership information based on Schedule 13G filed by such stockholder.

(21)	The address for Federated Investors Inc. is Federated Investors Tower, Pittsburgh, PA 15222; address and share ownership information based on Schedule 13G filed by such stockholder.

(22)	This group of Officers and Directors includes Messrs. Petersen, Bankers, McCarty, Pofahl, Ritondaro, Bradbury, Hylland, Leyendecker, Shlecter, Ms. Pachera and Mr. Steven D. Truckenmiller, Senior Vice President, Programming and Content Management. Includes 1,357,625 shares subject to currently exercisable options. See notes (4)-(13).
ELECTION OF DIRECTORS
Board of Directors and Nominees
      The Company’s Certificate of Incorporation and Bylaws provide that the number of directors shall be determined from time to time by the Board of Directors but may not be less than three nor more than nine. The Board of Directors is currently composed of six members. The Bylaws further provide for the division of the directors into three classes of approximately equal size, with directors in each class elected for a three-year term and approximately one-third of the directors elected each year.
      The directors nominated for election are R. Douglas Bradbury and Richard R. Hylland. Mr. Bradbury and Mr. Hylland are completing the term to which they were elected by the stockholders in 2003. Each nominee has indicated his willingness to serve and, unless otherwise instructed, Proxies will be voted in favor of such nominees. In the event that either Mr. Bradbury or Mr. Hylland should be unable to serve as a director, it is intended that the Proxies will be voted for the election of a substitute nominee(s), if any, as shall be designated by the Board of Directors. The Company has no reason to believe that the nominees will be unavailable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.
      The following table sets forth certain information, as of the Record Date, with respect to the nominees for director and the continuing directors of the Company. The number of shares of common stock beneficially owned by the nominees for director and the continuing directors is set forth above under “Beneficial Ownership of Principal Stockholders and Management.”

			Year First
			Became
		Principal Occupation or Employment	Director(1)/
Name	Age	for the Past Five Years	Term Expires

Nominees for Director:

R. Douglas Bradbury	55	Private Investor; former Executive Vice President, RCN Corporation, October 2003-March 2004; former Executive Vice President of Level 3 Communications, Inc. (LVLT)*, a telecommunications and information services company, from August 1997-January 2003; former Vice Chairman of the Board of LVLT from February 2000-January 2003; and former Chief Financial Officer of LVLT, 1997-2000.	1999/2006
Richard R. Hylland	45	Chairman & CEO of DT Capital, a private investment firm, 2003 to present; Director, MDC Partners Inc., a marketing communications company, (MDCA)*, 1999 to present; former President, Chief Operating Officer and Director of NorthWestern Corporation (NOR)*, a diversified energy and communications company; former Vice Chairman of NorthWestern Growth Corporation; Cornerstone Propane GP, Inc.; Blue Dot Services, Inc.; and Expanets, Inc. from 1998 to 2003.(2)	1990/2006
Continuing Directors:

R. F. Leyendecker	60	Private Investor; former Vice President of Regulatory Affairs for NorthWestern Services Group, Inc. a division of NorthWestern Corporation (NOR)*, 2000-2003; former President and Chief Executive Officer for NorthWestern Energy Corporation and NorCom Advanced Technologies, Inc. (both wholly owned subsidiaries of NOR), 1996-2000.(2)	1986/2008
Vikki I. Pachera	46	Private Investor; former Vice President, Global Alliances & Business Development, Hewlett-Packard Company (HPQ)*, a technology solutions provider to consumers, businesses and institutions, 2002 to 2005; Vice President, Strategic Business Development, Compaq Computer Corporation, December 2000 — May 2002; Co-Founder and Vice President, BroadWord Communications, December 1999 — November 2000.	2005/2008
Scott C. Petersen	50	Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Petersen joined the Company in 1987 as Senior Vice President for Corporate and Legal Affairs, was appointed Executive Vice President and Chief Operating Officer in 1991, was appointed President and Chief Executive Officer in July 1998 and became Chairman of the Board in October 2000.	1993/2007

			Year First
			Became
		Principal Occupation or Employment	Director(1)/
Name	Age	for the Past Five Years	Term Expires

Scott H. Shlecter	53	Managing Director and Portfolio Manager of Kayne Anderson Capital Advisors LP, February 2002 — present; Independent Consultant, October 2000 to February 2002; Founder and CEO of Jewelry.Com from September 1999 — September 2000; Founder and President, L.E.K. Consulting, LLC, September 1986-August 1999.	2004/2007

*	Denotes public company.

(1)	For purposes of this table, the year in which an individual first became a director of the Company shall be the year in which such individual was first appointed to the Board of Directors of the Company or its South Dakota predecessor.

(2)	NorthWestern Corporation filed for protection under federal bankruptcy laws in September 2003. Messrs. Hylland and Leyendecker were no longer executive officers or directors of NorthWestern Corporation at that time.
Procedures for Nominating Directors
      The procedures for nominating directors, other than by the Board of Directors, are set forth in the Bylaws. Nominations for the election of directors, other than by the Board of Directors, must be made by a stockholder entitled to vote for the election of directors by giving timely written notice to the Secretary of the Company at the Company’s principal office. Such notice must be received at least 90 days prior to the date on which, in the immediately preceding calendar year, the Company’s Annual Meeting of Stockholders for such year was held; provided, however, that in the event the date of the Annual Meeting is changed by more than 30 days from such anniversary date, such stockholder’s notice must be received by the Secretary of the Company no later than 10 days after notice or prior public disclosure of the meeting is first given or made to stockholders. The stockholder’s notice must be in writing and must set forth as to each proposed nominee all information relating to such person that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, such person’s written consent to being named in the Proxy Statement as a nominee and to serve as a director, if elected. The stockholder notice must also set forth the name and address of the nominating stockholder. If the stockholder fails to comply with the above provisions, then the Chairman of the meeting may declare that the nomination was not made in accordance with the procedures prescribed by the Bylaws and the defective nomination may be disregarded. The Company has also adopted policies for director nominations, as described below under “Nomination of Directors.”
Corporate Governance and Committees of the Board of Directors

Independence
      The Board of Directors has determined that Directors Bradbury, Hylland, Leyendecker, Pachera and Shlecter are each “independent”, as such term is defined by the NASDAQ listing standards.

Committees
      The Audit Committee of the Board of Directors is composed of four non-employee directors who are financially literate in financial and auditing matters and are “independent”, as such term is defined by the NASDAQ listing standards. The Audit Committee of the Board of Directors is composed of Messrs. Bradbury (Chair), Hylland, Leyendecker and Shlecter. The Audit Committee provides assistance to the Board of Directors in satisfying its responsibilities relating to accounting, auditing, and financial reporting requirements of the Company. The Audit Committee also appoints the independent registered public accounting firm to conduct the annual audit of the Company’s financial statements, oversees the activities of the independent registered public accounting firm and confers with them prior to the release of quarterly earnings. In addition, the Audit Committee meets regularly with the Company’s internal auditor, evaluates annually the performance of the Company’s internal audit function, and reviews and discusses with the internal auditor and independent registered public accounting firm the internal audit plan, activities, responsibilities and staffing of the internal audit organization. The Audit Committee met twelve times during 2005. For further information regarding the Audit Committee, see “Report of the Audit Committee.” The charter of the Audit Committee was amended in February 2006 and is attached hereto as annex l.
      The Compensation Committee of the Board of Directors is composed of Messrs. Shlecter (Chair) and Leyendecker and Ms. Pachera, each of whom is “independent,” as such term is defined by the NASDAQ listing standards. The Compensation Committee is responsible for establishing compensation policies, for setting compensation levels for the Company’s executive officers and serves as independent and disinterested administrators of the Company’s 1993 Stock Option Plan and the Company’s 2003 Stock Option and Incentive Plan. The Compensation Committee met seven times during 2005. For a description of the functions of the Compensation Committee, see “ELECTION OF DIRECTORS — Executive Compensation — Report of the Compensation Committee on Executive Compensation.”
      The Governance and Nomination Committee (the “Governance Committee”) of the Board of Directors is composed of Messrs. Hylland (Chair), Bradbury, and Shlecter and Ms. Pachera, each of whom is considered “independent”, as such term is defined by the NASDAQ listing standards. The Governance Committee oversees corporate governance and Board membership matters and provides assistance to the Board of Directors in any matter involving governance and Board membership issues. The Governance Committee also works with the Company and the Company’s compliance officer on issues concerning the Company’s Rules of Conduct and Ethics and the Company’s Non-Retaliation Policy. The Governance Committee met four times during 2005. The Charter of the Governance and Nomination Committee was filed as an appendix to the 2004 Proxy Statement.
      The Board of Directors met five times during 2005. Each of the persons who were directors of the Company during 2004 attended at least 75% of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which he or she served. The Company encourages directors to attend the Company’s annual meeting. All of the members of the Board of Directors attended the annual meeting held in May 2005.

Nomination of Directors
      The Governance and Nomination Committee (“Governance Committee”) may, at its discretion, retain a third-party executive search firm to identify candidates. A stockholder who wishes to recommend a prospective nominee for the Board of Directors should send a letter to the attention of the Company’s General Counsel or the Chair of the Governance Committee, addressed to the Company. The letter should include whatever supporting material the stockholder considers appropriate. Stockholders may also follow the procedure set forth under “ELECTION OF DIRECTORS — Procedures for nominating directors.”
      Once the Governance Committee has identified a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to or known by the Governance Committee, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the following factors:

•	the need for additional Board of Director members to fill vacancies or expand the size of the Board; and

•	the likelihood that the prospective nominee can satisfy the evaluation factors described below.
      If the Governance Committee determines (in consultation with the independent director group and the Chairman of the Board, as appropriate) that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience on its own or through the third-party search firm. The Governance Committee then evaluates the prospective nominee against the standards and qualifications it determines are relevant, including his or her:

•	experience in the Company’s core business or ancillary markets, in foreign markets, or in complex business strategy or operations;

•	ability to represent the interests of the stockholders of the Company;

•	standards of integrity, commitment and independence of thought and judgment; and

•	ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties.
      The Governance Committee also considers such other relevant factors as it deems appropriate, including:

•	the current composition of the Board of Directors, and the extent to which the prospective nominee would contribute to the range of talent, skill and expertise appropriate for the Board of Directors;

•	the need for Audit Committee, Compensation Committee or Governance Committee expertise; and

•	the evaluations of other prospective nominees.
      If the Governance Committee determines an interview is warranted based on this evaluation, one or more members of the Governance Committee (and others as appropriate) interview the prospective nominee in person or by telephone. Finally, after completing this evaluation and interview, the Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Governance Committee. The same standards and processes are applied to nominees identified by the Governance Committee, the search firm or stockholders.

Communications With Board
      Stockholders and other parties interested in communicating directly with the Board of Directors or independent directors as a group may do so by writing to the Governance Committee at the Company.
      The Company’s legal department, with the assistance of outside counsel, reviews letters received by the Company and addressed to members of the Board of Directors and maintains a log of all such correspondence. A summary of all such correspondence and copies of all correspondence that deals with the functions of the Board of Directors or its committees or that otherwise requires their attention, except correspondence which is frivolous or duplicative, is forwarded to the Director. Directors may at any time review the log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such correspondence.
      In addition, any concerns relating to accounting, internal controls or auditing matters are forwarded to the Audit Committee for handling in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Business Conduct and Ethics
      The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our employees, directors and officers, including the Chief Executive Officer, Chief Financial Officer, principal accounting officer and other senior officers of the Company. The Code, as applied to our principal financial officers, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act. The Code is posted on our website at www.lodgenet.com. You may request copies, which will be provided free of charge, by writing to Corporate Secretary, LodgeNet Entertainment Corporation, 3900 West Innovation Street, Sioux Falls, SD 57107. We intend to promptly disclose future amendments to certain provisions of our Code, and any waivers of provisions of the Code required to be disclosed under the rules of the SEC or NASDAQ on our website.

Executive Sessions of Independent Directors
      In order to promote open discussion among independent directors, the Board of Directors has implemented a policy of conducting executive sessions of independent directors in connection with each regularly scheduled Board meeting. The Chair of the Governance Committee has been designated the “lead director” and presides over such executive sessions.
Director Compensation
      Effective for 2006, the Board of Directors adopted the following compensation schedule for directors. Directors will receive $15,000 per year plus $10,000 worth of LodgeNet common stock. The stock is issued annually, on July 1, with the number of shares determined by dividing 10,000 by the higher of the July 1 closing price or the average closing price for the 10 trading days preceding July 1. In addition, each director will receive $1,500 for each committee meeting attended in person and $500 for each committee meeting attended by teleconference. Committee chairs will receive an additional annual fee of $5,000, and the Audit Committee “financial expert” will also receive an additional annual fee of $5,000. The non-employee directors also receive reimbursement for travel and related expenses for attendance at Board of Directors and Committee meetings. In addition, non-employee directors may receive upon their initial election or appointment to the Board of Directors a nonqualified stock option to purchase no less than 12,000 shares of common stock under the Company’s 2003 Plan, plus non-employee directors receive 12,000 options on each anniversary of such election during the term of service (See the proposed amendment to the 2003 Plan on page 21.)
      The following table shows the compensation and expense reimbursement paid to each non-employee director during 2005.

				Number of
	Cash	Expense	Shares of	Stock Options
Name	Compensation($)	Reimbursement($)	Stock(1)	Granted(2)

R. Douglas Bradbury	16,414	—	584	12,000
Richard R. Hylland	16,414	1,605	584	12,000
R. F. Leyendecker	17,014	490	584	12,000
Vikki I. Pachera	9,514	3,184	584	24,000
Scott H. Shlecter	16,014	1,522	584	12,000

(1)	All shares of stock issued to directors were valued at $17.10 on the date of issue.

(2)	All directors were granted 12,000 options with an exercise price of $16.55 per share, the fair market value of a share on the date of grant. Upon appointment to the Board in March, 2005, Ms. Pachera was granted an additional 12,000 options with an exercise price of $18.36, the fair market value of a share on the date of that grant.
Compliance with Reporting Requirements of Section 16 of the Exchange Act
      Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding 10% or more of the common stock are required to report their ownership of common stock and any changes in that ownership to the Securities and Exchange Commission (the “SEC”) and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. To the Company’s knowledge, based solely upon a review of copies of such reports received by the Company which were filed with the SEC from January 1, 2004 through the Record Date, and upon written representations from such persons that no other reports were required, the Company has been advised that all reports required to be filed under Section 16(a) have been timely filed with the SEC.

Executive Officers
      Set forth below is certain information concerning the Company’s executive officers, and their ages, as of March 31, 2006:

Name and Position	Age

David M. Bankers, Senior Vice President, Product and Technology Development	49
Stephen D. McCarty, Senior Vice President, Sales and Hotel Relations	47
Scott C. Petersen, Chairman of the Board, President and Chief Executive Officer	50
Steven R. Pofahl, Senior Vice President, Technical Operations	46
Gary H. Ritondaro, Senior Vice President, Finance, Information and Administration	59
Steven D. Truckenmiller, Senior Vice President, Programming and Content Management	53
      David M. Bankers has served as the Company’s Senior Vice President, Product and Technology Development since December 1998. Mr. Bankers joined the Company in 1989 as Director of Information Systems and was appointed Vice President of Corporate Technologies in 1992.
      Stephen D. McCarty has served as the Company’s Senior Vice President, Sales and Hotel Relations since July 2002. Mr. McCarty joined the Company in 1992 as Texas Regional Sales Manager and served as Director of Sales, Eastern Region from June 1992 to August 1998, Vice President, Director Sales from August 1998 to December 1999 and Vice President, Sales from January 2000 to July 2002.
      Scott C. Petersen is the Company’s Chairman of the Board, President and Chief Executive Officer. Please see Mr. Petersen’s biographical information set forth above.
      Steven R. Pofahl has served as the Company’s Senior Vice President, Technical Operation since July 2002. Mr. Pofahl joined the Company in 1989 and served as Director of Installations from March 1992 to March 1996 and Vice President, Technical Operations from March 1996 to July 2002.
      Gary H. Ritondaro has served as the Company’s Senior Vice President, Finance, Information and Administration, and Chief Financial Officer since 2001. Prior to joining the Company, Mr. Ritondaro served as Senior Vice President and Chief Financial Officer for Cenveo Inc. (f/k/a Mail-Well, Inc.), a New York Stock Exchange listed manufacturer of envelopes, commercial printing and labels, from 1999 to 2001.
      Steven D. Truckenmiller has served as the Company’s Senior Vice President, Programming and Content Management since February 2003. Mr. Truckenmiller is one of the Company’s founding stockholders and was appointed Vice President of Technical Services in 1985, Vice President of Technical Development in 1988 and Vice President of Guest Pay Services in 1991.

Executive Compensation

Summary of Cash and Certain Other Compensation
Summary Compensation Table(1)

			Restricted		Other Annual	Number of
			Stock		Compensation	Stock Options	Option
Name and principal position	Year	Salary($)	($)(2)	Bonus($)	($)(3)	Granted (4)(#)	Price($)

Scott C. Petersen	2005	449,712	114,300	282,870	50,466	45,000	17.59
Chairman of the Board,	2004	442,193	138,000	207,704	49,197	35,000	18.41
President, Chief Executive	2003	432,298	—	202,863	47,984	57,500	10.19
Officer
Gary H. Ritondaro(5)	2005	349,712	70,400	141,910	30,966	15,000	17.59
Senior Vice President,	2004	342,269	73,600	103,338	29,697	15,000	18.41
Finance, Information and	2003	334,866	—	100,999	28,671	25,000	10.19
Administration
David M. Bankers	2005	259,712	52,800	107,340	24,216	15,000	17.59
Senior Vice President,	2004	252,269	55,200	76,184	22,947	15,000	18.41
Product and Technology	2003	244,731	—	73,865	21,921	25,000	10.19
Stephen D. McCarty	2005	257,115	52,800	103,840	24,029	15,000	17.59
Senior Vice President,	2004	247,793	55,200	74,675	22,572	15,000	18.41
Sales and Hotel Relations	2003	237,298	—	71,604	21,359	20,000	10.19
Steven R. Pofahl	2005	207,212	44,000	85,710	20,279	12,000	17.59
Senior Vice President	2004	199,769	46,000	60,343	19,009	12,000	18.41
Technical Operations	2003	192,298	—	58,037	17,984	20,000	10.19

(1)	For purposes of this Proxy Statement, the executive officers listed in the table are referred to as “Named Executive Officers.”

(2)	On January 3, 2005, Restricted Stock was awarded as follows: Mr. Petersen, 6,500 shares, Mr. Ritondaro, 4,000 shares, Mr. Bankers, 3,000 shares, Mr. McCarty, 3,000 shares, and Mr. Pofahl, 2,500 shares. The value was determined by the market price of the Common Stock on the date of issuance ($17.59). On January 9, 2004, Restricted Stock was awarded as follows: Mr. Petersen, 7,500 shares, Mr. Ritondaro, 4,000 shares, Mr. Bankers, 3,000 shares, Mr. McCarty, 3,000 shares, and Mr. Pofahl, 2,500 shares. The value was determined by the market price of the Common Stock on the date of issuance ($18.41). The Restricted Stock has a vesting schedule as follows: 50% of the shares vest on the third anniversary of the issuance date; 50% of the shares vest on the fourth anniversary of the issuance date.

(3)	Reflects compensation paid to the Named Executive Officers by the Company in order for them to purchase individual supplemental insurance coverage and other benefits. For Mr. Petersen, it also reflects automobile allowance compensation.

(4)	The 2005 options include those granted in January 2005 as part of the 2005 compensation package as follows: Mr. Petersen, 45,000 options; Mr. Ritondaro, 15,000 options; Mr. Bankers, 15,000 options, Mr. McCarty, 15,000 options, and Mr. Pofahl, 12,000 options. The 2004 options include those granted in January 2004 as part of the 2004 compensation package as follows: Mr. Petersen, 35,000 options; Mr. Ritondaro, 15,000 options; Mr. Bankers, 15,000 options, Mr. McCarty, 15,000 options, and Mr. Pofahl, 12,000 options. The 2003 options include those granted in December 2002 as part of the 2003 compensation package as follows: Mr. Petersen, 57,500 options; Mr. Ritondaro, 25,000 options; Mr. Bankers, 25,000 options; Mr. McCarty, 20,000 options; and Mr. Pofahl, 20,000 options.

(5)	Mr. Ritondaro also serves as the Company’s Principal Financial and Accounting Officer.

Employment Agreements
      The Company has entered into an employment agreement (the “Employment Agreement”) with Mr. Petersen to serve as the Company’s Chairman of the Board, President and Chief Executive Officer, which was amended and restated in September 2002. Mr. Petersen’s Employment Agreement currently continues until December 31, 2007; provided, that such date shall be automatically extended for an additional year (resulting in a rolling two year term) unless either the Company or Mr. Petersen provides proper notice that such party does not wish to extend. Mr. Petersen’s base salary for 2005 was $450,000, and he received an annual performance bonus of $282,870 for 2005. In addition, Mr. Petersen is entitled to participate in various Company benefit plans.
      Mr. Petersen’s employment may be terminated prior to the expiration of the term of the agreement (i) upon Mr. Petersen’s death or disability or (ii) by the Company at any time upon proper notice, with or without cause, by action of its Board of Directors. In the event of any such termination of employment, the following termination benefits apply: (x) for any termination, other than for cause (including a termination due to death or disability), the Company will pay a pro rata portion of the greater of the preceding year’s bonus or the bonus that would have been earned for the current year under any bonus program in which Mr. Petersen may be participating at the time, unless such payment is not permitted by the terms of the plan; and (y) for any termination by the Board of Directors without cause, by Mr. Petersen with good reason, or an election by the Company not to allow the Employment Agreement to automatically extend, the Company will pay Mr. Petersen an additional severance payment equal to two times Mr. Petersen’s annual base salary and bonus, unless such termination is by the Company or by Mr. Petersen for good reason within 24 months of a change of control involving the Company, in which case the Company will pay Mr. Petersen two and one-half times his annual base salary and bonus. Mr. Petersen’s amended and restated employment agreement replaces and supersedes the severance agreement previously entered into by Mr. Petersen with the Company. The Employment Agreement contains a covenant by Mr. Petersen not to compete with the Company, or to work for a competing business, for two years following the termination of his employment.
      On May 11, 1999, the Company entered into an employment agreement with David M. Bankers, the Company’s Senior Vice President, Product and Technology Development. On March 1, 2001, the Company entered into an employment agreement with Gary H. Ritondaro, the Company’s Senior Vice President, Finance, Information and Administration. On March 1, 2003, the Company entered into an employment agreement with each of Stephen D. McCarty, the Company’s Senior Vice President, Sales and Hotel Relations, and Steven R. Pofahl, the Company’s Senior Vice President, Technical Operations. Each of the employment agreements with the aforementioned officers expire as of December 31 of each year, subject to automatic renewal on November 1 of each year. Accordingly, such employment agreements all currently expire December 31, 2006 and are subject to automatic renewal for another year on November 1, 2006. The employment of each of the Senior Vice Presidents may be terminated prior to the expiration of the term of the agreement (i) automatically upon death or disability or (ii) by the Company at any time, with or without cause, by action of its Board of Directors. In the event of any such termination of employment, the following termination benefits apply: (x) for any termination, other than for cause (including a termination due to death or disability), the Company will pay a pro rata portion of the maximum bonus for the then current year under any bonus program in which such executive may be participating at the time, unless such payment is not permitted by the terms of the plan; and (y) for any termination by the Board of Directors without cause, including an election by the Company not to allow the agreement to automatically extend, with respect to Messrs. Bankers and Ritondaro, the Company will pay the executive an additional severance payment for a period of twenty-four months at a monthly rate equal to the executive’s monthly base salary increased by twenty percent; and with respect to Messrs. McCarty and Pofahl, the Company will pay the executive a severance payment for a period of twelve months at a monthly rate equal to the executive’s monthly base salary increased by twenty percent. In the event of a termination after a change in control involving the Company, the terms of the executive’s agreement will be governed by the terms and conditions of the Severance Agreements described below. The employment agreements contain a covenant by each of the executives not to compete with the Company, or to work for a competing business, for the term of his employment. Should an executive compete with the Company following his termination, the Company’s obligation to make severance or other payments shall immediately cease.
      In July 1995, the Compensation Committee authorized the Company to enter into agreements (the “Severance Agreements”) with the Company’s President and its other executive officers providing for the payment of certain compensation and other benefits in the event of a covered termination of the executive’s employment within two years following a “change in control” involving the Company. Mr. Petersen’s Severance Agreement has been terminated and replaced by his Employment Agreement discussed above. No compensation is payable to any executive under the Severance Agreements unless (i) there has been a change in control and (ii) the executive’s employment with the Company shall have been terminated (including a substantial reduction in duties or compensation, but excluding termination as a result of the death or permanent disability of the executive or for cause or voluntary retirement). A “change in control” is generally defined as the occurrence of any of the following: (i) any person or group becomes the beneficial owner of securities representing 30% or more of the voting power of the Company’s outstanding capital stock having the right to vote in the election of directors (excluding any such transaction that is effected at an actual or implied average valuation of less than $6.75 per share of common stock); (ii) a majority of the members of the Board of Directors shall not for any reason be the individuals who at the beginning of such period constitute the Board of Directors or persons nominated by such members; (iii) any merger, consolidation or sale of all or substantially all of the assets of the Company (meaning assets representing 30% or more of the net tangible assets of the Company or generating 30% or more of the Company’s operating cash flow), excluding a business combination or transaction in which: (a) the stockholders of the Company prior to such transaction continue to represent more than 70% of the voting power of the Company immediately after giving effect to such transaction; (b) no person or group becomes the beneficial owner of 30% or more of the Company’s voting stock; or (c) the purchase price results in an actual or implied average valuation of less than $6.75 per share of common stock; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company; or (v) the occurrence of any other event that would be required to be reported as a change in control in response to Item 6(e) of Schedule 14A of Regulation 14A of the Exchange Act.
      Upon a covered termination, the executive is entitled to receive a lump sum payment equal to the compensation the executive would have received over a 30-month period, a pro rata portion of any bonus the executive would have received for the year in which such termination occurs, any stock options previously granted to the executive will become fully vested, and the executive will be entitled to the continuation of the insurance and other welfare benefits then being received by such executive for a 30-month period. The Severance Agreements contain a covenant not to compete with the Company for a period of six months following a covered termination, and executives are not required to mitigate any termination benefits (nor will such benefits be reduced by compensation received from other employment). The Severance Agreements terminate upon the earlier of: (i) five years (subject to automatic one-year extensions unless the Board of Directors otherwise notifies the executive); (ii) the termination of the executive’s employment other than pursuant to a covered termination described above; (iii) two years from the date of a change in control of the Company if there has not been a covered termination; and (iv) prior to a change in control upon the executive’s ceasing to be an executive officer of the Company.

Stock Option
      The following table contains information concerning the grant of stock options during the fiscal year ended December 31, 2005 to the Named Executive Officers:
Option Grants in Fiscal Year 2005(1)

	Individual Grants
					Potential Realizable at
		Percent of			Assumed Annual Rates
	Number of	Total			of Stock Price
	Securities	Options/SARs			Appreciation for
	Underlying	Granted to	Exercise of		Option Term(3)
	Options/SARs	Employees in	Base price
Name	Granted (#)(2)	2005 (%)	($/Sh)	Expiration Date	5% ($)	10% ($)

Scott C. Petersen	45,000	20.2	17.59	01/02/2015	497,802	1,261,527
Gary H. Ritondaro	15,000	6.7	17.59	01/02/2015	165,934	420,509
David M. Bankers	15,000	6.7	17.59	01/02/2015	165,934	420,509
Stephen D. McCarty	15,000	6.7	17.59	01/02/2015	165,934	420,509
Steven R. Pofahl	12,000	5.4	17.59	01/02/2015	132,747	336,407

(1)	The Company did not issue any stock appreciation rights in 2005.

(2)	The Company also awarded Restricted Stock to each of the Named Executive Officers. Please refer to the Beneficial Ownership Table for the details of such awards.

(3)	These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the common stock. There can be no assurance that the rates of appreciation presented in this table can be achieved.

Option Exercises and Holdings
      The following table provides information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ended December 31, 2005 and unexercised options held by the Named Executive Officers as of December 31, 2005:
Aggregated Option Exercises in Fiscal Year 2005
and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
	Number of		Underlying Options at		In-the-Money Options at
	Shares		12/31/05 (#)		12/31/05 ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Scott C. Petersen	40,000	122,000	433,125	28,375	459,719	53,906
Gary H. Ritondaro	—	—	113,750	14,250	70,313	23,438
David M. Bankers	5,000	35,950	190,250	12,250	189,513	23,438
Stephen D. McCarty	—	—	88,750	14,750	37,500	18,750
Steven R. Pofahl	—	—	97,750	13,750	59,500	18,750

(1)	Value of unexercised “in-the-money” options is the difference between the market price of the common stock on December 31, 2005 ($13.94 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.
REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION/ COMPENSATION DISCUSSION AND ANALYSIS
      We are responsible for setting the compensation policy of the Company. We make recommendations to the Board of Directors; we determine each year how much will be paid to the Company’s Chief Executive Officer and the other Executive Officers; and we administer the Company’s equity incentive program.

Compensation Policy
      Compensation Philosophy and Objectives. The Company’s success is dependent upon its ability to attract and retain highly qualified and motivated executives. The Company endorses the philosophy that executive compensation should reflect Company performance and the contribution of such officers to that performance. The Company’s compensation policy is designed to achieve three fundamental objectives: (i) attract and retain qualified executives, (ii) motivate performance to achieve specific strategic objectives of the Company, and (iii) align the interests of senior management with the long-term interests of the Company’s stockholders. The three key elements of the Company’s compensation program currently are base salary, an annual performance-based cash bonus and long-term equity-based incentives. We believe a competitive base salary is important to attract and retain good executives. We believe annual performance-based bonuses are valuable in recognizing and rewarding individual achievement. Finally, we believe equity-based compensation makes executives “think like owners” and, therefore, aligns their interests with those of our stockholders.

      We determine the amount of each type of compensation for each executive by reviewing publicly available information regarding other companies which are similar to LodgeNet; by assessing possible demand for our executives by competitors and other companies; by evaluating the compensation appropriate to attract executives to Sioux Falls, South Dakota, where we are located; by consulting, when appropriate, with compensation consulting firms; and by consulting with the Chief Executive Officer with respect to the other executive officers. During 2005 we consulted with Hewitt & Associates with regard to these general matters, which included a review of all of the elements of our compensation program and general industry benchmarking of our compensation levels. Based on that review, we concluded that our program was well balanced between cash, non-cash and incentive elements, and that the base salaries of our executives were generally appropriate.
      Over the past several years, we have been modifying the structure and composition of the long-term equity-based component of our executive compensation program, reducing the emphasis on stock options. In 2004 and 2005, we issued time-based restricted stock as partial substitution for stock options. In 2006, we issued time-based restricted stock and performance-based restricted stock in total substitution of stock options. The terms and conditions of these grants are described in more detail below.
      Executives also participate in the Company’s broad based employee benefit plans and receive supplementary payments to enable such executives to purchase additional insurance coverage and other benefits. The incremental cost to the Company of the benefits provided under these plans to the Executive Officers averaged approximately 9.85% of their base salaries in 2005.
      Base Salaries. Our approach is to pay base salaries which are competitive with the salaries paid to executives of other companies of similar size and our judgment of the particular executive’s experience, performance and potential contributions to the Company. In approving Mr. Petersen’s compensation program for 2005, we considered many factors, including the performance of the Company and peer group compensation. We noted particularly that the Company had significantly reduced its net loss and increased its operating income and free cash flow. Mr. Petersen’s base salary of $450,000 for 2005 represents an increase of $7,500, or 1.67% from his base compensation in 2004. With respect to the Company’s other Executive Officers, we approved base salary increases for 2005 averaging 3.04% for such Executive Officers. In addition, senior management has waived any increase in base salary for the first six months of 2006.
      Bonuses. Our bonus program for 2005 was based on the achievement by the executive of a combination of target goals related to net income, the average number of lodging and healthcare rooms in operation, and the achievement of personal goals directly related to each executive’s area of expertise. Each executive had the same weighting for each of the three goals with the net income goal representing 50% of his target bonus; the average number of lodging and healthcare rooms representing 22%; and personal goals representing 28%. Target bonuses under the program, assuming budgeted expectations were met, were 45% of base salary for a Senior Vice President and 70% of base salary for the Chief Executive Officer. If results significantly exceeded budgeted expectations, bonus payments under the program could range up to approximately 60% of base salary for a Senior Vice President and 95% of base salary for the Chief Executive Officer. We met in February 2006 to evaluate the Company’s performance and individual achievements and determined the 2005 bonuses for Executive Officers. We considered whether the target financial goals for 2005 were attained and reviewed strategic events that occurred during the year. In light of the foregoing, we approved the cash bonus payments to the executives reflected in the Summary Compensation Table. Mr. Petersen’s bonus equaled 62.9% of his base salary and, on average, the bonuses paid to the Senior Vice President equaled 40.4% of their base salaries.
      Equity-Based Incentives. We believe that stock ownership by executives aligns their interests with those of stockholders. In 2005, we used a combination of stock option grants and restricted stock awards. The stock options were issued with an exercise price equal to the prevailing market value of the Company’s common stock at the time of grant, have 10 year terms and vest equally over a four year period. The restricted stock vests 50% on the third anniversary of the award and 50% on the fourth anniversary of the award. We believe this combination of long-term compensation provides executives with an incentive to achieve superior performance that will be reflected in the appreciation of the Company’s common stock and encourages executives to remain in the employment of the Company. In 2005, we granted 21,500 shares of time-vested restricted stock to executives and options to purchase 114,000 shares. More detail about the restricted stock and options can be found in the Summary Compensation Table, above. These amounts were comparable to the awards we made in 2004. In January 2006, we issued performance-based restricted stock, in addition to stock which has restrictions which lapse over time. We granted a comparable number of time-vested restricted shares to each executive in 2006 as we did in 2005. However, we granted performance-based restricted stock in lieu of any stock options. These shares vest only if the executive remains employed for three years and, at the end of three years, the Company has achieved the target for cumulative net income per share. We believe this incentivizes executives to drive the Company toward profitability, a key corporate goal.
      In November 2005, we approved the acceleration of vesting of unvested stock options that had been granted to executives and other employees. All of such options had an exercise price greater than $17.00 per share and were all “out of the money,” with an exercise price greater than the Company’s then-current market price. As a result, options to purchase 373,174 shares of common stock became exercisable, although none have been exercised. This action was taken to minimize the future non-cash compensation expense which the Company would be required to recognize under the accounting principles contained in SFAS No. 123(R), which the Company has adopted as of January 1, 2006. As a result of this vesting acceleration, we estimate that the Company’s compensation expense will be reduced by approximately $964,000 in 2006, $958,000 in 2007 and $464,000 in 2008.
      Stock Ownership Guidelines. In January 2005, we adopted stock ownership guidelines for the Company’s Chief Executive Officer and the other executive officers. Under the guidelines, each executive is expected to acquire over the next five years, if not before, common stock of the Company with a value equal to a specified multiple of the executive’s base salary. For the Chief Executive Officer, the multiple is 5 times and for Senior Vice Presidents the multiple is 1.5 times. As of December 31, 2005, Mr. Petersen’s common stock ownership in the Company exceeded the foregoing guidelines. The common stock ownership for the other Named Executive Officers is set out in the beneficial ownership table, above, and the footnotes to the table.
      IRC Section 162(m). Section 162(m) of the Internal Revenue Code disallows the deductibility by the Company of any compensation over $1 million per year paid to each of the chief executive officer and the other four most highly compensated Named Executive Officers, unless certain criteria are satisfied. No Named Executive Officer of the Company received compensation in excess of such amount.
      The Report of the Compensation Committee on Executive Compensation shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

THE COMPENSATION COMMITTEE

Scott H. Shlecter, Chair
R. F. Leyendecker
Vikki I. Pachera
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      No member of the Compensation Committee has ever served as an officer of the Company. Certain compensation matters were reviewed by the entire Board of Directors, which includes Mr. Petersen, Chairman of the Board and Chief Executive Officer. No member of the Compensation Committee is a director or member of the compensation committee of any other public company.
REPORT OF THE AUDIT COMMITTEE
      In 2005, the Audit Committee of the Board of Directors consisted of Mr. Bradbury, as Chair, Mr. Hylland, Mr. Leyendecker and Mr. Shlecter. Each member of the Audit Committee is “independent” as determined by the Board and in accordance with the NASDAQ listing requirements and is “financially literate”, as that qualification is determined by the Board. In addition, in 2005, the Board of Directors approved the designation of Audit Committee Chair R. Douglas Bradbury as the Audit Committee’s “financial expert”, in accordance with SEC rules.
      The purpose of the Audit Committee is to assist the Board with its responsibility for overseeing the integrity of the company’s financial statements; the Company’s compliance with legal and regulatory requirements regarding financial reporting; the qualifications, independence, and performance of the Company’s independent registered public accounting firm; the preparation of the reports that the rules of the Securities and Exchange Commission require be included in the Company’s annual proxy statement; and other duties as directed by the Board or as required by the Securities and Exchange Commission, the Public Company Accounting Oversight Board or NASDAQ. As part of its responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2005; discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication With Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, by the Auditing Standards Board of the American Institute of Certified Public Accountants. This included a discussion of the independent registered public accounting firm’s judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters that generally accepted auditing standards require be discussed with the Audit Committee. The Audit Committee also received and discussed with the independent registered public accounting firm the matters required by Independence Standards Board Statement No. 1, Independence Discussions With Audit Committees; and has discussed with the independent registered public accounting firm their independence. The Audit Committee also received and discussed with the independent registered public accounting firm the Company’s critical accounting policies, as described in the Company’s Annual Report on Form 10-K. Based on the reviews and discussions referred to above, the Audit Committee approved and recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
      The Audit Committee acts under an Audit Committee Charter which is reviewed annually by the Audit Committee. The Audit Committee Charter was most recently amended on February 22, 2006. Aside from minor editorial changes, the amendments added the monitoring of auditor rotation policies and review of the internal control function to the Audit Committee’s responsibilities The full text of the Company’s Audit Committee Charter is attached to this Proxy Statement as Annex 1. The Audit Committee Charter is used by the Audit Committee to guide its activities.
      The fees billed by PricewaterhouseCoopers LLP in 2005, by category, were as follows:

Audit fees(1)	$468,523
Audit related fees(2)	$12,500
Tax fees	$13,775
all other fees	-0-
      The fees billed by PricewaterhouseCoopers LLP in 2004, by category, were as follows:

Audit fees(3)	$541,811
Audit related fees(4)	$18,250
Tax fees	$25,475
All other fees	-0-

(1)	2005 Audit fees consist of services rendered for the audit of the annual financial statements and internal control over financial reporting, including required quarterly reviews, statutory and regulatory filings or engagements and services that generally only the auditor can reasonably be expected to provide. For 2005, this includes fees of $228,537 related to the audit of the Company’s internal control over financial reporting. 2005 fees listed above exclude out-of-pocket expenses and taxes of $95,823.

(2)	Audit-related fees were for fees primarily associated with the Form 11-K, Annual Report of LodgeNet Entertainment Corporation 401(k) Plan.

(3)	2004 Audit fees consist of services rendered for the audit of the annual financial statements and internal control over financial reporting, including required quarterly reviews, statutory and regulatory filings or engagements and services that generally only the auditor can reasonably be expected to provide. For 2004, this includes fees of $113,413 related to the Company’s Registration Statement in connection with its equity offering and $307,648 related to the audit of the Company’s internal control over financial reporting. 2004 fees listed above exclude out-of-pocket expenses and taxes of $101,327.

(4)	Audit-related fees were for fees primarily associated with the Form 11-K, Annual Report of LodgeNet Entertainment Corporation 401(k) Plan.
      The Audit Committee Charter provides that the Audit Committee shall approve in advance any fees related to non-audit services. Accordingly, the Company’s independent registered public accounting firm submits to the Audit Committee a notice of services proposed to be provided and the associated fees prior to the provision of any non-audit services. The Audit Committee considers such proposals on an as-needed basis. During 2005, all such non-audit fees were pre-approved by the Audit Committee.
      The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2006 and recommended that such selection be presented to the Company’s stockholders for ratification at the Meeting.

THE AUDIT COMMITTEE

R. Douglas Bradbury, Chair
Richard R. Hylland
R. F. Leyendecker
Scott H. Shlecter
CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS
      None of the directors or executive officers of the Company or any subsidiary thereof, or any associates or affiliates of any of them, is or has been indebted to the Company at any time since the beginning of the last completed fiscal year in excess of $60,000. The Company did not make any loans to executive officers in 2005, and no loans currently exist to such officers. None of the directors or executive officers of the Company or any associate or affiliate of such person, had any material financial interest, direct or indirect, in any transaction or any proposed transaction with the Company during the past fiscal year.

PERFORMANCE GRAPH
      The following graph compares the percentage change in the Company’s cumulative total stockholder return on its common stock with (i) the cumulative total return of the NASDAQ Market Index and (ii) the cumulative total return of all companies (the “Peer Group”) with the same four-digit standard industrial code (SIC) as the Company (SIC Code 4841 — Cable and Other Pay Television Services) over the period from January 1, 2000 through December 31, 2005. The graph assumes an initial investment of $100 in each of the Company, the NASDAQ Market Index and the Peer Group and reinvestment of dividends. The Company did not declare or pay any dividends in 2005. The graph is not necessarily indicative of future price performance. This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG THE COMPANY, NASDAQ MARKET INDEX AND
PEER GROUP PERFORMANCE GRAPH
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG LODGENET ENTERTAINMENT CORP.,
NASDAQ MARKET INDEX AND SIC CODE INDEX
ASSUMES $100 INVESTED ON JAN. 1, 2001
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2005

	December 31

	2000	2001	2002	2003	2004	2005

LodgeNet Entertainment	100.00	96.96	60.60	103.72	100.37	79.09

Cable and Other Pay Television Services	100.00	82.94	44.24	63.31	66.38	51.96

NASDAQ Market Index	100.00	79.71	55.60	83.60	90.63	92.62

*	Source: Media General Financial Services, Inc.

APPROVAL OF AMENDMENTS TO THE
COMPANY’S 2003 STOCK OPTION AND INCENTIVE PLAN
      At the Company’s 2003 Annual Meeting, the stockholders approved the LodgeNet Entertainment Corporation 2003 Stock Option and Incentive Plan (the “Plan”). The Plan provided for 900,000 shares to be reserved for issuance under the Plan. At the time of approval, the Company indicated that the 900,000 shares would be sufficient for three years. As of the date of this Proxy Statement, 156,488 shares remain available for issuance under the Plan and, accordingly, the Board of Directors has recommended that the number of shares authorized under the Plan be increased to 1,500,000. The Board of Directors expects that the increased number of shares will be sufficient to meet, under normal grant practices, the Company’s needs for the next three years.
      The amendment to the Plan (the “Amendment”) also does the following: (i) prohibits the repricing of options without stockholder approval, except in the case of adjustments required by stock splits, recapitalizations, plans of exchange and similar transactions; (ii) limits the number of options and the value of restricted stock granted to any single participant in any fiscal year; and (iii) allows the Administrator the appropriate discretion in determining the form and level of awards to non-employee directors.
      The reason the Board of Directors believes the Plan should be amended is as follows:

(i) The Board of Directors recognizes that the repricing of options may be an inappropriate way to reward executives during periods when the Company’s stock price has declined and that current standards of good corporate practice discourage repricing in those circumstances.

(ii) Section 162(m) of the Internal Revenue Code provides a safe harbor for equity awards under plans if the plan includes caps on the amount of annual awards. Accordingly, the Amendment proposes that no Plan participant be granted more than 100,000 options or more than $1,000,000 worth of restricted stock in any given year. These amounts have been chosen to ensure that any future grants comply with such requirement, but are not meant to be an indication of the Company’s intentions with respect to actual grants. Historically, the Company’s grants have been at substantially lower levels than these caps and the Company has no present intention to materially depart from historical levels.

(iii) Finally, the Amendment deletes the references to minimum awards of non-qualified stock options to non-employee directors. The Plan currently provides that the non-employee directors shall receive options to purchase at least 12,000 shares annually. By deleting any reference to a minimum grant, the Board of Directors believes this change gives it appropriate discretion in determining the proper level of any such awards. In addition, the Amendment permits the Board to choose the form of award so that it may now consider granting restricted stock instead of options to non-employee directors.
      Generally, the purpose of the Plan is to advance the interests of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain qualified management and to provide added incentive to officers, directors, consultants and other key employees of the Company and its affiliates for high levels of performance and to encourage stock ownership in the Company. The Board of Directors believes that in order for the Company to remain competitive for qualified management it must adopt and maintain a flexible stock option and incentive plan with a variety of awards, such as provided under the Plan.
      The Board of Directors believes that the Company’s policy of encouraging stock ownership by its directors, officers and key employees has been a positive factor in its growth and success by enabling the Company to attract and retain quality directors and key employees, to stimulate the efforts of such individuals towards achievement of the Company’s objectives and to align the interests of such individuals with those of the Company’s stockholders.
      A general description of the basic features of the Plan is set forth below. This summary is qualified in its entirety by the actual text of the Plan. A mark-up of the Plan, showing the amendments, is attached as Annex 2.
      General. The purpose of the Plan is to enable the Company and its subsidiaries to attract, retain and reward key employees (“Key Employees”) and non-employee directors (“Non-Employee Directors”) of the

Company by offering them the opportunity to have a greater proprietary interest in and closer identity with the Company and its financial success.
      Administration. The Plan is administered by the Compensation Committee (the “Administrator”). The Administrator may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of awards granted under the Plan, including the number of shares, participation rights, options grants, exercise price, duration and method of exercise as set forth in the Plan, and make such other determinations as it deems necessary or advisable for the administration of the Plan.
      Eligibility and Number of Shares; Number of Shares Subject to Awards. Key Employees and Non-Employee Directors are eligible to receive awards under the Plan. The Company currently has 812 employees and directors who are eligible to receive awards under the Plan. The Plan currently provides that the number of shares of common stock available for issuance is 900,000 (subject to adjustment for stock splits, stock dividends and other changes in the Company’s capitalization as noted in the Plan). Since the adoption of the Plan in 2003, options to purchase 593,312 shares have been granted (after accounting for cancelled and forfeited options) and 128,200 shares of restricted stock have been awarded. The Plan provides that all awards are subject to agreements containing the terms and conditions of the awards. These agreements are entered into by the recipients of the awards and the Company at the time the awards are granted, and such agreements are subject to amendment from time to time. Any shares of common stock subject to issuance upon exercise of awards but which are not issued because of a surrender (other than upon exercise or termination of the Plan), forfeiture, expiration, termination or cancellation of any such award, shall be available for issuance. In addition, the Plan provides that if a recipient uses shares of the Company’s common stock to pay the purchase or exercise price of an award or to satisfy tax withholding obligations related to the award, only the net number of shares shall be deemed to be issued for purposes of determining the maximum number of shares available under the Plan. The per share exercise price of each nonqualified stock option granted to a Non-Employee Director must be the fair market value (as defined by the Plan) of a share of common stock on the date of grant. Additionally, Non-Employee Directors receive $10,000 of their annual retainer in the form of shares of the Company’s common stock.
      Type of Awards Granted. The types of awards that may be granted under the Plan include incentive stock options (within the meaning of Section 422 of the Internal Revenue Code (the “Code”)), non-qualified stock options, restricted stock and stock appreciation rights. Subject to the restrictions described in this Proxy Statement with respect to incentive stock options, these awards are exercisable by the recipients at such times as determined by the Administrator.
      Incentive and Non-qualified Stock Options. Both incentive stock options and non-qualified stock options may be granted to recipients at such exercise prices as the Administrator may determine, but the exercise price cannot be less than 100% of their fair market value (as defined in the Plan) as of the date the option is granted. Stock options may be granted and exercised at such times as the Administrator may determine, except that unless applicable federal tax laws are modified: (i) no incentive stock options may be granted more than 10 years after the effective date of the Plan; (ii) an incentive stock option shall not be exercisable more than 10 years after the date of grant; and (iii) the aggregate fair market value of the shares of the Company’s common stock with respect to which incentive stock options held by an employee under the Plan or any other plan of the Company or any affiliate may first become exercisable in any calendar year may not exceed $100,000. Incentive stock options may only be granted to employees of the Company and its subsidiaries. The purchase price for stock purchased upon the exercise of the options may be payable in cash, in cash received from a broker-dealer to whom the participant has submitted an exercise notice consisting of a fully endorsed option (however, in the case of a participant subject to Section 16 of the Exchange Act, this payment option shall only be available to the extent such person complies with Regulation T issued by the Federal Reserve Board), by delivering (either actual delivery or by attestation procedures established by the Company) previously owned shares of common stock (which the participant has held for at least six months prior to the delivery of such shares or which the participant purchased on the open market and in each case for which the participant has good title, free and clear of all liens and encumbrances) having an aggregate fair market value on the date of exercise equal to the exercise price, by directing the Company to withhold such number of shares of common stock otherwise issuable upon exercise of such option having an aggregate fair market value on the date of exercise equal to the exercise price, by agreeing to surrender options then exercisable valued at the excess of the aggregate fair market value of the shares of common stock subject to such options on the date of exercise over the aggregate exercise price of such shares, by such other medium of payment as the Administrator, in its discretion, shall authorize at the time of grant, or by any combination of the foregoing.
      Stock Appreciation Rights. The Administrator has discretion to grant both non-option stock appreciation rights or option stock appreciation rights. An option appreciation right is a stock appreciation right which is granted in conjunction with a grant of stock options. A non-option stock appreciation right is not tied to a stock option grant. A non-option stock appreciation right shall be governed by a non-option stock appreciation rights agreement that shall set forth the applicable performance or employment standards. Payment for non-option stock appreciation rights shall be made in a lump sum cash payment upon termination of employment in an amount equal to the number of non-option stock appreciation rights for which the standards have been satisfied multiplied by the fair market value of a share of common stock as determined by the Plan. Option stock appreciation rights, if approved, are granted at the time of an option grant and can be granted in addition to the option or in tandem with an option (“tandem stock appreciation rights”). A tandem stock appreciation right affords the holder the right to choose between (i) exercising the stock option and forfeiting the stock appreciation right, or (ii) exercising the stock appreciation right and forfeiting the stock option. The Administrator shall specify a base price for all non-tandem stock appreciation rights equal to the fair market value (as determined by the 2003 Plan) of a share of common stock on the date of grant. No tandem stock appreciation rights shall be granted to an employee in a manner that will disqualify an incentive stock option granted under Section 422 of the Code, unless the employee consents thereto. Upon exercise, option stock appreciation rights shall entitle the employee to receive from the Company the number of shares of common stock having an aggregate fair market equal to: (i) for non-tandem non-option stock appreciation rights, the excess fair market value of one share of common stock on the date of exercise over the base price specified in the non-option stock appreciation right multiplied by the number of shares of common stock subject to the non-option stock appreciation right, or (ii) for tandem stock appreciation rights, the excess of the fair market value of one share of common stock as of the date of exercise over the stated exercise price per share multiplied by the number of shares of common stock subject to the tandem stock appreciation right. The Plan Administrator may elect to settle in cash. Upon exercise of a tandem stock appreciation right, the unexercised option, or the portion thereof to which the exercised portion of the tandem stock appreciation right is related, shall expire.
      Restricted Stock Awards. The Administrator is authorized to grant, either alone or in conjunction with other awards, stock and stock-based awards. The Administrator shall, subject to the 2003 Plan, determine the persons to whom such awards are made, the timing and amount of such awards, the performance standards and all other terms and conditions. Such terms shall be set forth in a restricted stock agreement. Holders of restricted stock shall have the same rights as all other stockholders of the Company, including the right to vote such shares and receive dividends. Restricted stock granted to recipients shall be subject to forfeiture upon certain events, including violations of non-competition and confidentiality covenants or failure to satisfy performance or service requirements set forth in the restrictive stock agreement.
      Acceleration of Awards, Lapse of Restrictions, Forfeiture. The Administrator may provide for the lapse of restrictions on restricted stock or other awards, accelerated exercisability of options or acceleration of the term with respect to which the achievement of performance targets is determined in the event of a change in control of the Company, other fundamental changes in the corporate structure of the Company, the death or retirement of the recipient, or such other events as the Administrator may determine. The Administrator may provide that certain awards may be exercised in certain events after the termination of employment or death of the recipient.
      Adjustments, Modification, Termination. The 2003 Plan provides the Administrator with discretion to adjust the kind and number of shares available for awards or subject to outstanding awards, the option price of outstanding options, and performance targets for, and payments under, outstanding awards of performance units in the event of mergers, recapitalization, stock dividends, stock splits, reverse stock splits, or other relevant changes. In 2003, the Board of Directors concluded, as a matter of policy, that “repricing” of options was not in the best interest of the shareholders and therefore decided this was not appropriate action to consider. (See the proposed amendment to the 2003 Plan on page 21.) Adjustments in performance targets and payments on performance units are also permitted upon the occurrence of such other events as may be specified by the Administrator, which may include changes in the Company’s accounting practices or changes in the recipient’s title or employment responsibilities. The 2003 Plan also gives the Administrator the right to terminate, suspend, or modify the 2003 Plan under certain circumstances, except that amendments to the 2003 Plan are subject to stockholder approval if needed to comply with the incentive stock option provisions of federal tax law.

Federal Tax Considerations.
      Incentive Stock Options. No taxable income to a recipient will be realized, and the Company will not be entitled to any related deduction, at the time any incentive stock option is granted under the Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.
      Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by the recipient before the expiration of the statutory holding periods (a “disqualifying disposition”), the recipient will be considered to have realized compensation, taxed as ordinary income in the year of disposition, in an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.
      The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below. Consultation with a qualified income tax advisor is strongly recommended before exercising an option.
      Non-Qualified Stock Options. No taxable income to a recipient will be realized, and the Company will not be entitled to any related deduction, at the time any non-qualified stock option is granted under the Plan. Generally, at the time shares are transferred to the recipient pursuant to the exercise of a non-qualified stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be treated as a capital gain or loss.
      Restricted Stock. Unless the recipient files an election to be taxed under Section 83(b) of the Code, (i) the recipient will not realize income upon the grant of restricted stock, (ii) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction when the restrictions have been removed or expire and (iii) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code within 30 days following the receipt of the restricted stock, the tax consequences to the recipient and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.
      Stock Appreciation Rights. Generally: (i) the recipient will not realize income upon the grant of a stock appreciation right; (ii) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash, shares of common stock, or a combination of cash and shares of common stock are delivered to the recipient upon payment of the stock appreciation right, (iii) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date they are received. When the recipient disposes of shares received in payment of a stock appreciation right, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.
      Withholding. The Plan permits the Company to withhold from cash awards, and to require a recipient receiving common stock under the Plan to pay the Company, in cash, an amount sufficient to cover any required withholding taxes. In lieu of cash, the Administrator may permit or require a recipient of a stock award to cover withholding obligations through a reduction in the number of shares delivered to such recipient or the surrender to the Company of shares previously received by the recipient.
      Company Tax Deductions. The Code limits the allowable deduction for compensation paid to or accrued with respect to the Chief Executive Officer and each of the four other most highly compensated employees of a publicly held corporation to no more than $1 million per year. Certain types of compensation are exempted from this deduction limitation, including compensation subject to: (i) the attainment of an objective performance goal or goals; (ii) an outside director requirement; and (iii) a shareholder approval requirement. The deduction with respect to any stock option meeting the requirements described above is not subject to the $1 million per employee per year deduction limitation.
      The tax deduction of the Company with respect to any other stock option is determined when the option is exercised by the option holder. To the extent the option is treated as a non-qualified option, the deductible amount generally will equal the difference between the fair market value of the common stock of the Company on the date of exercise and the exercise price of the option, multiplied by the total number of options exercised.
      The stock options of the Company granted pursuant to the Plan are awarded at a price not less than the fair market value of the common stock of the Company on the date of the grant. Thus, such options are treated as “performance-based” compensation under the first requirement of the Code set forth above. The Board of Directors plans to continue to review the composition of the Compensation Committee to ensure that it will consist entirely of “outside directors” (as such term is defined by the Code) in order to satisfy the second requirement of the Code set forth above.

Plan Benefits
      The benefits and amounts that will be received in the future by each of the Named Executives, the executive officers as a group, the non-executive officer directors as a group, and all other key management employees under the 2003 Plan are not presently determinable. The following chart presents the benefits or amounts that have been received by or allocated to each of the following groups prior to the date of this Proxy Statement.
2003 STOCK OPTION AND INCENTIVE PLAN

	Dollar
	Value
Name and Principal Position	($) (1)	Number of Units(2)

Scott C. Petersen, President and Chief Executive Officer	1,435,900	80,000 options
	682,410	45,250 shares
David M. Bankers, Senior Vice President, Product & Technology Development	540,000	30,000 options
	262,800	17,250 shares
Stephen D. McCarty, Senior Vice President, Sales & Hotel Relations	540,000	30,000 options
	233,216	15,100 shares
Steven Pofahl, Senior Vice President, Technical Operations	432,000	24,000 options
	244,800	16,250 shares
Gary H. Ritondaro, Senior Vice President, Finance, Information & Administration	540,000	30,000 options
	312,560	20,250 shares
Executive Officers as a Group (6 persons)	3,919,900	218,000 options
	1,951,002	128,200 shares
Non-Executive Director Group (5 persons)	2,429,640	132,000 options
	89,884	5,284 shares	(3)
Non-Executive Officer Employee Group (72 persons)	4,160,323	237,250 options
	—	— shares

(1)	Value is determined by multiplying the number of shares or options by the market price of the common stock on the date of grant or issuance.

(2)	Except as otherwise noted, the shares shown consist of shares of restricted stock.

(3)	The shares received by the non-executive directors consist of shares issued as consideration for $10,000 of each director’s annual retainer.

EQUITY COMPENSATION PLAN INFORMATION

		(b)	(c)
	(a)		Number of Securities
	Number of securities		Remaining Available for
	to be Issued Upon	Weighted-Average	Future Issuance Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by stockholders(1)	2,642,275	$16.26	156,488
Equity compensation plans not approved by stockholders(2)	N/A	N/A	N/A
Total	2,642,275	$16.26	156,488

(1)	Prior to adoption of the 2003 Stock Option and Incentive Plan, the only stock option plan of the Company was the Company’s 1993 Plan, adopted August 16, 1993 and amended and restated on May 9, 2001.

(2)	The Company does not have any equity compensation plans that have not been adopted by its stockholders.

Board of Director Recommendation and Voting Requirements.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE PLAN.
      Provided a quorum is present, the affirmative vote of holders of a majority of the outstanding shares of common stock of the Company cast on this item and present, in person or by proxy, at the Meeting is required for approval of the amendments to the Plan. Broker “non-votes” and abstentions are not counted as votes cast. Proxies solicited by the Board of Directors will be voted for approval of these amendments, unless stockholders specify otherwise in their proxies.
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The independent registered public accounting firm of the Company is PricewaterhouseCoopers LLP, 650 Third Avenue South, Suite 1300, Minneapolis, MN 55402. PricewaterhouseCoopers LLP has performed auditing services for the Company since its appointment on May 31, 2002, which services have consisted of the annual audit and quarterly reviews of the consolidated financial statements of the Company and assistance and consultation in connection with filings with the SEC. All professional services rendered by PricewaterhouseCoopers LLP during 2005 were furnished at customary rates and terms.
      It is anticipated that representatives of PricewaterhouseCoopers LLP will be present at the Meeting to respond to appropriate questions regarding the Company’s consolidated financial statements.
      The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year and the stockholders are being asked to ratify such appointment. The affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s common stock represented and voting at the Meeting will be required for ratification of the appointment. In the event ratification does not pass, the Audit Committee will reconsider the appointment.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

ANNUAL REPORT
      The Company’s Annual Report to Shareholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 accompanies this Proxy Statement. The Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the report thereon of PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.
PROPOSALS OF STOCKHOLDERS
      Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. The 2007 Annual Meeting of Stockholders will be held on or about May 9, 2007. Proposals of stockholders intended to be included in the proxy materials for the 2006 Annual Meeting of Stockholders must be received by the Secretary of the Company, 3900 West Innovation Street, Sioux Falls, South Dakota 57107, by December 1, 2006 in a form that complies with the Company’s Bylaws and applicable requirements.
“HOUSEHOLDING” OF PROXY MATERIALS.
      The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify the Company by sending a written request to LodgeNet Entertainment Corporation at 3900 West Innovation Street, Sioux Falls, South Dakota 57107 Attention: Corporate Secretary.
OTHER BUSINESS
      At the time this Proxy Statement was mailed, the Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented thereby on such matters in accordance with the recommendations of the Board of Directors and authority to do so is included in the Proxy.

By Order of the Board of Directors,

Gary H. Ritondaro
Secretary
DATED: March 31, 2006

ANNEX 1
Audit Committee Charter
Role
      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of LodgeNet Entertainment Corporation (“LodgeNet” or the “Company”) is to assist the Board with its responsibility for overseeing the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements regarding financial reporting; the qualifications, independence, and performance of the Company’s independent accountants; the preparation of the reports that the rules of the Securities and Exchange Commission require be included in the Company’s annual proxy statement; and other duties as directed by the Board or as required by the Securities and Exchange Commission, the Public Company Accounting Oversight Board or NASDAQ.
      In carrying out these functions, the Committee shall independently and objectively monitor the performance of the Company’s financial reporting processes and systems of disclosure controls and internal controls; review and appraise the audit efforts of the Company’s independent accountants; and review the Company’s policies and compliance procedures regarding ethics. However, the Company’s management shall remain responsible for preparing financial statements that accurately and fairly present the Company’s financial results and condition and the independent accountants shall remain responsible for the audit or review of financial statements.
Composition and Independence
      The Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be independent directors, as defined in the NASDAQ rules, and shall in addition be free from any relationship that, in the opinion of the Board, would interfere with the exercise of the independent judgment of the Committee member. All members shall have the ability to read and understand financial statements and be familiar with basic finance and accounting practices at the time of their appointment, and at least one member shall qualify as an audit committee financial expert under SEC rules and be financially sophisticated under the NASDAQ rules.
      Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Company. Unless a Chair is elected by the Board, the Committee shall designate a Chair by majority vote of the full Committee membership.
Meetings
      The Committee shall meet at least four times annually. At least once annually, the Committee shall meet in separate sessions with each of financial management, senior management and independent accountants so as to permit each such group the opportunity to address matters that should be discussed privately. The Committee shall meet with financial management quarterly to review the Company’s financial results, financial reporting thereof and other accounting and reporting matters.
Responsibilities (not in priority order):
      1. Obtain approval of the Charter by the Board and review and assess this Charter annually or as deemed necessary and revise as considered appropriate.
      2. Review the Company’s quarterly and annual financial statements.
      3. Review stock exchange certifications, proxy statement disclosures and other filings related to the Committee or its activities.
      4. Ensure that quarterly and annual financial reports are reviewed by the independent accountants and annual financial reports are audited by the independent accountants in a manner consistent with Section 10A of the Securities Exchange Act.

Audit Committee Charter — (Continued)
      5. Review any and all reports to management by the independent accountants, including management responses thereto, if any.
      6. Assess, evaluate and select, at its sole discretion, the independent accountants, including establishment of the scope and rigor of the audit process and approval of all fees and compensation. Pre-approve all permissible non-audit services to be performed by the independent auditor.
      7. At least annually, request and obtain a written statement from the independent accountants which delineates all relationships between the independent accountants and the Company which may affect objectivity and independence and confirm that the independent accountants are ultimately responsible to the Board and the Committee. Ensure that any relevant matters relating to the independent auditors objectivity and independence is discussed, and take appropriate action to address the auditor’s independence and monitor the rotation policies applicable to the independent auditor’s personnel.
      8. Periodically consult with the independent accountants, out of the presence of management, as to any significant matters regarding internal controls over financial reporting that have come to their attention during the conduct of their audit, the access to information and cooperation provided by management to the independent accountants, and the quality and integrity of the Company’s accounting and reporting practices including compliance with Staff Accounting Bulletin 99.
      9. Review with management and independent accountants critical accounting policies, the rationale for the choice of accounting policy, the effect of alternative GAAP methods and the extent to which changes or improvements in financial or accounting policies and practices, as requested or approved by the Committee, have been implemented.
      10. Review with management and the independent accountants any significant business risks and exposures of the Company and management’s steps to mitigate them.
      11. Review with management and/or counsel, assess and approve related party transactions.
      12. Periodically review the status, with management and/or counsel, of pending litigation, taxation matters, regulatory requirements and compliance, compliance with corporate policies and other areas of legal and compliance oversight.
      13. Consider the effectiveness of the company’s internal controls and annual and interim financial reporting, including information technology security and control.
      14. Meet regularly with the Company’s internal auditor. Evaluate annually the performance of the Company’s internal audit function, and review and discuss with the internal auditor and independent auditors the internal audit plan, activities, responsibilities and staffing of the internal audit organization.
      15. Understand the scope of independent accountants’ testing of internal controls over financial reporting and obtain reports on significant findings and recommendations, together with management’s responses.
      16. Review earnings press releases and financial information and earnings guidance provided to analysts and rating agencies, and report any issues with respect thereto to the Board.
      17. Establish and administer anonymous and confidential complaint procedures for the receipt, retention, investigation and resolution of complaints received by the Company regarding accounting, internal controls or auditing matters or the Company’s financial statements.

Audit Committee Charter — (Continued)
      18. Conduct an annual performance evaluation of the Committee.
      19. Report on Committee activities to the full Board at each meeting of the full Board.
      20. Periodically review the responsibilities, functions and performance of the Company’s financial staff and discuss the adequacy of the Company’s internal controls with the financial staff.
      21. Prepare the Audit Committee Report for the annual proxy statement.
      22. Perform any other activities consistent with this Charter, the Company’s By-laws, and Delaware Corporation Law as the Committee or the Board deem appropriate.
Resources
      The Committee is empowered to investigate any matter brought to its attention, with full power and authority to retain and engage independent counsel or other experts as necessary for the proper discharge of this responsibility. All fees and expenses of advisors engaged by the Committee shall be paid by the Company.

ANNEX 2
LODGENET ENTERTAINMENT CORPORATION
LODGENET 2003 STOCK OPTION AND INCENTIVE PLAN
      Section 1.     Purpose.
      The purpose of the LodgeNet Entertainment Corporation (“LodgeNet”) 2003 Stock Option and Incentive Plan (the “Plan”) is to benefit LodgeNet by recognizing the contributions made to LodgeNet by officers and other employees (“Employees”) (including Directors of LodgeNet who are also Employees) of LodgeNet and its subsidiaries, to provide such persons with additional incentive to devote themselves to the future success of LodgeNet, and to improve the ability of LodgeNet to attract, retain and motivate individuals, by providing such persons with a favorable opportunity to acquire or increase their proprietary interest in LodgeNet over a period of years through receipt of options and other awards relating to the common stock of LodgeNet. In addition, the Plan is intended as an additional incentive to members of the Board of Directors of LodgeNet (“Board”) who are not Employees of LodgeNet (“Non-Employee Directors”) to serve on the Board and to devote themselves to the future success of LodgeNet by providing them with a favorable opportunity to acquire or increase their proprietary interest in LodgeNet through receipt of options to acquire common stock of LodgeNet or shares of Restricted Stock.
      LodgeNet may grant stock options that constitute “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and any Regulations issued thereunder (the “Code”), stock options that do not constitute ISOs (“NSOs”) (ISOs and NSOs being hereinafter collectively referred to as “Options”), Restricted Stock Awards, Stock Appreciation Rights (“SARs”) and Phantom Stock Units (Options and other types of specified grants being hereinafter collectively referred to as “Awards”). Subsequent amendments to the Code or Regulations governing ISOs shall be automatically incorporated into the Plan. Except as otherwise provided in the Plan, the terms and conditions of Awards need not be identical with respect to each Participant, each Award, or both.
      Section 2.     Eligibility.
      Non-Employee Directors shall participate in the Plan only in accordance with the provisions of Sections 5 and 10 of the Plan. The Plan Administrator (as defined in Section 3) shall initially, and from time to time thereafter, (a) select those Employees to participate in the Plan on the basis of the special importance of their services in the management, development and operations of LodgeNet and (b) recommend to the Board of Directors Awards for the Non-Employee Directors (each such Non-Employee Director and Employee receiving Awards granted under the Plan is referred to herein as a “Participant”).
      Section 3.     Administration.
      3.1     The Committee. The Plan shall be administered by the Board or a committee authorized by the Board (the “Plan Administrator”). If the Board does not delegate administration to a committee, the Board shall function as the Plan Administrator, subject to other requirements of this Section 3.1. All grants to LodgeNet’s covered employees, as that term is defined in Treasury Regulation 1.162-27(c)(2), of qualified performance-based compensation, as described in Treasury Regulation 1. 162-27(e)(2), and the performance goals for such covered employees, shall be established, if the Board so determines, by a committee comprised of at least two “outside directors” within the meaning of Section 162(m) of the Code. If required by the rules of NASDAQ (or any other stock market or exchange on which LodgeNet’s securities are traded), the members of the Plan Administrator shall, in addition, for all applicable grants, satisfy such rules. Grants to LodgeNet’s officers and Directors who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), shall be administered by a committee authorized by the Board that satisfies the “non-employee directors” requirements of Rule 16b-3, promulgated under the Exchange Act.
      3.2     Authority of the Plan Administrator. No person, other than the Plan Administrator, shall have any authority concerning decisions regarding the Plan. Subject to the express provisions of the Plan, including but not limited to Sections 5 and 10, the Plan Administrator shall have sole discretion concerning all matters relating to the Plan and Awards granted hereunder. The Plan Administrator in its sole discretion shall determine the Non-Employee Directors and Employees of LodgeNet to whom, and the time or times at which, Awards will be granted, the type of Award to be granted, the number of shares to be subject to each Award, the expiration date of each Award, the time or times within which the Award may be exercised, the cancellation of the Award (with the consent of the holder thereof), and the other terms and conditions of the grant of the Award, ~~including whether, when and how~~; provided, however, that the Plan Administrator shall have no authority to reprice existing Options under the Plan. Without limiting the generality of the foregoing, the Plan Administrator may grant Options which have exercise prices which increase over time.
      The Plan Administrator may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Awards granted hereunder by the Plan Administrator shall be final and conclusive for all purposes and upon all persons including, but without limitation, LodgeNet, the Board, officers and the affected Participants and their respective successors in interest.
      No individual serving as a member of the Plan Administrator shall, in the absence of bad faith, be liable for any act or omission with respect to his or her service. Such service shall constitute service as a Director of LodgeNet so that he or she shall be entitled to indemnification pursuant to LodgeNet’s Certificate of Incorporation and By-Laws.
      3.3     Limitations. Without the approval of LodgeNet’s stockholders, the exercise price of Options granted hereunder shall not, subsequent to the date of grant, be modified or reduced in any way, other than in connection with a stock split or comparable adjustment in connection with a recapitalization, plan of exchange, acquisition, or similar event.
      In any fiscal year, no Participant shall be granted more than $1,000,000 in value of Restricted Stock or more than 100,000 Options.
          Section 4.     Shares of Common Stock Subject to Plan.
      4.1 The total number of shares of common stock, par value $.01 per share, of LodgeNet (the “Common Stock”), that may be issued under the Plan initially shall be ~~900,000.~~1,500,000. Any shares of Common Stock subject to issuance upon exercise of Awards but which are not issued because of a surrender (other than pursuant to Sections 8.2 or 17 of the Plan), forfeiture, expiration, termination or cancellation of any such Award, shall once again be available for issuance pursuant to subsequent Awards. If either the purchase price of the shares of Common Stock upon exercise of any Award or the tax withholding requirement is satisfied by tendering or withholding of shares of Common Stock or by tendering exercisable Awards, only the number of shares of Common Stock issued net of the shares of Common Stock tendered or withheld shall be deemed delivered for purposes of determining the number of shares of Common Stock available for Awards under the Plan.
      4.2 The number of shares of Common Stock subject to the Plan and to Awards granted under the Plan, the exercise price with respect to Options and Tandem SARs (as defined below) and the base price with respect to Nontandem SARs and Non-Option Stock Appreciation Rights (each as defined below) shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to Awards previously granted thereunder shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of LodgeNet with any other corporation or corporations, there shall be substituted on an equitable basis as determined by the Board, in its sole discretion, for each share of Common Stock then subject to the Plan and for each share of Common Stock then subject to an Award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of Common Stock of LodgeNet are entitled pursuant to the transaction; and (c) in the event of any other change in the capitalization of LodgeNet, the Committee, in its sole discretion, shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan and to each share of Common Stock then subject to an Award granted under the Plan. In the event of any such adjustment, the exercise price per share shall be proportionately adjusted. Adjustments to this Section 4.2 shall be made by the Plan Administrator whose decision as to the amount and timing of any such adjustment shall be conclusive and binding on all persons.
                Section 5.     Grant of Options to Non-Employee Directors.
      5.1     Grants. Each individual who becomes a Non-Employee Director of LodgeNet shall, if the Plan Administrator so determines, be granted ~~a NSO~~ an Award on the date of his or her initial election or appointment to the Board ~~to purchase at least 12,000 shares of Common Stock (or such greater amount as the Plan Administrator shall determine), and shall~~ and may also receive an ~~automatic grant of a NSO to purchase an additional 12,000 shares of Common Stock~~ Award on each anniversary of such election. Non-Employee Directors shall also be eligible to receive discretionary ~~grants of NSOs~~ Awards as determined by the Plan Administrator from time to time.
      5.2     Exercise Price and Period. The per share exercise price of each NSO granted to a Non-Employee Director shall be the Fair Market Value (as defined below), on the date on which the NSO is granted, of the Common Stock subject to the NSO.
      In addition to the terms and conditions set forth in this Section 5, NSOs also shall be subject to such terms and conditions applicable to Options according to Sections 6.2, 6.3, 6.4, 6.5 and 8, provided, however, such additional terms and conditions are not inconsistent with the terms and conditions set forth in this Section 5.
      5.3     Payment of Non-Employee Directors’ Fees in Common Stock.
      A Non-Employee Director shall receive fifty percent (50%) of his or her annual retainer payments from LodgeNet in the form of shares of Common Stock. The grants described in Section 5.1 of the Plan shall not be counted towards the fifty percent (50%) in this Section 5.3.
      Section 6.     Grants of Options to Employees.
      6.1     Grant. Subject to the terms of the Plan, the Plan Administrator may from time to time grant Options, which may be ISOs or NSOs, to Employees of LodgeNet. Unless otherwise expressly provided at the time of the grant, Options granted under the Plan to Employees will be ISOs.
      6.2     Option Agreement. Each Option shall be evidenced by a written Option Agreement specifying the type of Option granted, the exercise price, the terms for payment of the exercise price, the expiration date of the Option, the number of shares of Common Stock to be subject to each Option, the time frame in which an Option shall become vested and exercisable, the circumstances under which an Option which has not become vested and exercisable can be forfeited, the circumstances under which an Option which has not become vested and exercisable can become immediately vested and exercisable, the effect on any outstanding Options of an Employee’s termination of employment with LodgeNet, and such other terms and conditions established by the Plan Administrator, in its sole discretion, not inconsistent with the Plan.
      6.3     Expiration. Except to the extent otherwise provided in an Option Agreement, each Option shall expire, and all rights to purchase shares of Common Stock shall expire, on the tenth anniversary of the date on which the Option was granted.
      6.4     Required Terms and Conditions of ISOs. Each ISO granted to an Employee shall be in such form and subject to such restrictions and other terms and conditions as the Plan Administrator may determine, in its sole discretion, at the time of grant, subject to the general provisions of the Plan, the applicable Option Agreement, and the following specific rules:

(a) Except as provided in Section 6.4(c), the per share exercise price of each ISO shall be the Fair Market Value of the shares of Common Stock on the date such ISO is granted.

(b) The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an individual during any calendar year (under all incentive stock option plans of LodgeNet)

shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an Option, which first becomes exercisable in any calendar year exceeds the limitation of this Section 6.4(b), so much of the Option that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NSO; but in all other respects, the original Option Agreement shall remain in full force and effect.

(c) Notwithstanding anything herein to the contrary, if an ISO is granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of LodgeNet, within the meaning of Section 422(b)(6) of the Code, (i) the exercise price of each share of Common Stock subject to the ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date the ISO is granted, and (ii) the ISO shall expire and all rights to purchase shares thereunder shall cease no later than the fifth anniversary of the date the ISO was granted.

(d) No ISOs may be granted under the Plan after May 13, 2013.

      6.5     Required Terms and Conditions of NSOs. Each NSO granted to an Employee shall be in such form and subject to such restrictions and other terms and conditions as the Plan Administrator may determine, in its sole discretion, at the time of grant, subject to the general provisions of the Plan and the applicable Option Agreement; provided, however, that the per share exercise price of each NSO shall not be less than the Fair Market Value of the shares of Common Stock on the date such NSO is granted.
      6.6     “Fair Market Value.” Unless modified by the Plan Administrator, for purposes of the Plan, including but not limited to the grant of Non-Option Stock Appreciation Rights and Option Appreciation Rights, and any Option Agreement, “Fair Market Value” shall mean the higher of the average of the closing price for the Common Stock at the close of trading as reported by the NASDAQ stock market (or such other stock market or exchange on which LodgeNet’s securities may be traded) for the ten consecutive trading days immediately preceding such given date or the closing price for the Common Stock as so reported for the day on which a grant is made. If no trades occur on such given date, the closing price for the last preceding day on which trading occurred will be used as the closing price for that date. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an ISO shall be inconsistent with Section 422 of the Code or Regulations issued thereunder.

Section 7.	Expiration of Options Granted to Employees; Termination of Employment, Disability, Death, Retirement, or Occurrence of Specified Events.

(a) General Rule. Except with respect to Options expiring pursuant to subsection 7(b), (c) or (d) below, each Option granted to an Employee shall expire on the expiration date or dates set forth in the applicable Option Agreement. Each Option expiring pursuant to subsection 7(b), (c) or (d) below shall expire on the date set forth in subsection 7(b), (c) or (d) notwithstanding any restrictions and conditions that may be contained in an Employee’s Option Agreement.

(b) Expiration Upon Termination of Employment. An Option granted to an Employee shall expire on the first to occur of (i) the applicable date or dates determined pursuant to subsection 7(a) or (ii) the date that the employment of the Employee with LodgeNet terminates for any reason other than death or disability pursuant to subsection 7(c) or retirement pursuant to subsection 7(d). Notwithstanding the preceding provisions of this subsection 7(b), the Plan Administrator, in its sole discretion, may permit an Employee (i) to exercise an Option that is exercisable immediately prior to the termination of employment, notwithstanding any restrictions and conditions that may be contained in his or her Option Agreement, during a period not to exceed ninety days following his or her termination of employment, and/or (ii) to exercise an Option that becomes exercisable after termination of employment and prior to the termination of such ninety-day period, during such period. In no event, however, may the Plan Administrator permit such Employee to exercise an Option under this subsection 7(b) after the expiration date or dates set forth in the applicable Option Agreement and in no event may the unvested portion of an Option be exercised during such period.

(c) Expiration Upon Disability or Death. If the employment of an Employee with LodgeNet terminates by reason of disability (as determined by the Plan Administrator) or death, his or her unexpired Options or portions thereof, if any, held on the date of disability or death that would expire pursuant to the terms of his or her Option Agreement during the twelve month period commencing on the date of disability or death, shall expire on the last day of such twelve-month period. During such twelve-month period, any such Option or portion thereof referred to in the preceding sentence may be exercised by such Employee, or pursuant to Section 12.2, with respect to the same number of shares and in the same manner and to the same extent as if the Employee had continued as a full-time employee of LodgeNet during such twelve-month period; provided, that the Employee may not exercise any Option or portion thereof which has not vested prior to or during such twelve-month period. Any unexpired Option or portion thereof held by the Employee on the date of disability or death, that would expire pursuant to the terms of his or her Option Agreement on a date more than twelve months after the date of disability or death, shall expire unexercised on the date of disability or death.

(d) Expiration Upon Retirement. If the employment of an Employee with LodgeNet terminates due to retirement under any qualified retirement plan maintained by LodgeNet, his or her Option shall expire on the earlier to occur of (i) the applicable expiration date or dates set forth in the applicable Option Agreement(s) or (ii) the third anniversary of the date of such termination of employment. If an Employee who has so retired dies prior to exercising in full an Option that has not expired pursuant to the preceding sentence, then notwithstanding the preceding sentence, such Option shall expire on the first anniversary of the date of the Employee’s death. During the period commencing on the date of retirement or death, as the case may be, and ending on the applicable later expiration date, the Options may be exercised by such Employee with respect to the same number of shares and in the same manner and to the same extent as if the Employee had continued as a full-time employee of LodgeNet during such period; provided, that no Option or portion thereof which has not vested prior to or during such period may be exercised.
                Section 8.     Exercise of Options.
      8.1     Notice. A person entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of shares of Common Stock with respect to which the Option is being exercised and any other information the Plan Administrator may prescribe. The notice shall be accompanied by payment as described in Section 8.2. The notice of exercise shall be accompanied by the Optionee’s copy of the writing or writings evidencing the grant of the Option. All notices or requests provided for herein shall be delivered to the Corporate Secretary of LodgeNet.
      8.2     Exercise Price. Except as otherwise provided in the Plan or in any Option Agreement, the Participant shall pay the exercise price of the shares of Common Stock upon exercise of any Option: (a) in cash; (b) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice consisting of a fully endorsed Option (however, in the case of an Participant subject to Section 16 of the Exchange Act, this payment option shall only be available to the extent such person complies with Regulation T issued by the Federal Reserve Board); (c) by delivering (either actual delivery or by attestation procedures established by LodgeNet) previously owned shares of Common Stock (which the Participant has held for at least six months prior to the delivery of such shares or which the Participant purchased on the open market and in each case for which the Participant has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value on the date of exercise equal to the exercise price; (d) by directing LodgeNet to withhold such number of shares of Common Stock otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the exercise price; (e) by agreeing to surrender Options then exercisable valued at the excess of the aggregate Fair Market Value of the shares of Common Stock subject to such Options on the date of exercise over the aggregate exercise price of such shares; (f) by such other medium of payment as the Plan Administrator, in its discretion, shall authorize at the time of grant; or (g) by any combination of (a), (b), (c), (d) (e) and (f). In the case of an election pursuant to (a) or (b) above, cash shall mean cash or a check issued by a federally insured bank or savings and loan, and made payable to LodgeNet. LodgeNet shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any

Option as soon as reasonably practicable after such exercise, provided that any shares of Common Stock purchased by an Participant through a broker-dealer pursuant to clause (b) above shall be delivered to such broker-dealer in accordance with 12 C.F.R. § 220.3(e)(4) or other applicable provision of law.
          Section 9.     Stock Appreciation Rights.
      The Plan Administrator may grant either Non-Option Stock Appreciation Rights or Option Stock Appreciation Rights as outlined below.
      9.1     Grant of Non-Option Stock Appreciation Rights. If an Award is designated by the Plan Administrator as a Non-Option Stock Appreciation Right, the value of such Non-Option Stock Appreciation Right shall be related to the appreciation in the value of the Common Stock. If any Non-Option Stock Appreciation Rights awarded under the Plan shall be forfeited or canceled, such Non-Option Stock Appreciation Rights may again be awarded under the Plan. Non-Option Stock Appreciation Rights shall be granted at such time or times and shall be subject to such terms and conditions, in addition to the terms and conditions set forth in the Plan, as the Plan Administrator shall determine.
      The receipt of the value of Non-Option Stock Appreciation Rights may be contingent upon either performance or employment standards as determined by the Committee.
      9.2     Non-Option Stock Appreciation Rights Agreements. Non-Option Stock Appreciation Rights issued to an Employee under the Plan shall be governed by a Non-Option Stock Appreciation Rights Agreement that shall set forth the performance or employment standards applicable to the award of Non-Option Stock Appreciation Rights and such other provisions as the Plan Administrator shall determine.
      9.3     Payment for Non-Option Stock Appreciation Rights. Except as otherwise set forth in a Non-Option Stock Appreciation Rights Agreement, upon termination of employment of an Employee with LodgeNet for any reason, the Employee shall be entitled to receive an amount in a lump sum cash payment equal to the number of Non-Option Stock Appreciation Rights Units granted to him with respect to which the applicable employment and/or performance standards have been satisfied, multiplied by the Fair Market Value of a share of Common Stock of LodgeNet determined pursuant to the provisions of Section 6.6.
      9.4     Grant of Option Stock Appreciation Rights. Option Stock Appreciation Rights (“SARs”) will be granted, if at all, at the time of granting of an Option and may be granted either in addition to the related Option (“Nontandem SAR”) or in tandem with the related Option (“Tandem SAR”). At the time of grant of a Nontandem SAR, the Plan Administrator shall specify the base price of Common Stock to be used in connection with the calculation described in Section 9.5 below. The base price of a Nontandem SAR shall be 100% of the Fair Market Value of a share of Common Stock on the date of grant. The number of shares of Common Stock subject to a Tandem SAR shall be one for each share of Common Stock subject to the Option. The number of shares of Common Stock subject to a Nontandem SAR shall be one for each share of Common Stock subject to the Option. No Tandem SAR may be granted to an Employee in connection with an ISO in a manner that will disqualify the ISO under Section 422 of the Code unless the Employee consents thereto.
      9.5     Value of SARs. Upon exercise, a SAR shall entitle the Employee to receive from LodgeNet the number of shares of Common Stock having an aggregate Fair Market Value equal to the following:

(a) in the case of a Nontandem SAR, the excess of the Fair Market Value of one share of Common Stock as of the date on which the SAR is exercised over the base price specified in such SAR, multiplied by the number of shares of Common Stock then subject to the SAR, or the portion thereof being exercised.

(b) in the case of a Tandem SAR, the excess of the Fair Market Value of one share of Common Stock as of the date on which the SAR is exercised over the exercise price per share specified in such Option, multiplied by the number of shares then subject to the Option, or the portion thereof as to which the SAR is being exercised.

      Cash shall be delivered in lieu of any fractional shares. The Committee, in its discretion, shall be entitled to cause LodgeNet to elect to settle any part or all of its obligation arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise.
      9.6     Exercise of Tandem SARs. A Tandem SAR shall be exercisable during such time, and be subject to such restrictions and conditions and other terms, as the Plan Administrator shall specify in the applicable Option Agreement at the time such Tandem SAR is granted. Notwithstanding the preceding sentence, the Tandem SAR shall be exercisable only at such time as the Option to which it relates is exercisable and shall be subject to the restrictions and conditions and other terms applicable to such Option. Upon the exercise of a Tandem SAR, the unexercised Option, or the portion thereof to which the exercised portion of the Tandem SAR is related, shall expire. The exercise of any Option shall cause the expiration of the Tandem SAR related to such Option, or portion thereof, that is exercised.
      9.7     Exercise of Nontandem SARs.

(a) A Nontandem SAR granted under the Plan shall be exercisable during such time, and be subject to such restrictions and conditions and other terms, as the Plan Administrator shall specify in the Option Agreement at the time the Nontandem SAR is granted, which restrictions and conditions and other terms need not be the same for all Employees. Without limiting the generality of the foregoing, the Plan Administrator may specify a minimum number of full shares with respect to which any exercise of a Nontandem SAR must be made.

(b) A Nontandem SAR granted under the Plan shall expire on the date specified by the Plan Administrator in the Option Agreement, provided that such date shall not be more than ten years after the date of grant. The Plan Administrator shall specify in the Option Agreement at the time each Nontandem SAR is granted, the time during which the Nontandem SAR may be exercised prior to its expiration and other provisions relevant to the SAR. The Committee, in its discretion, shall have the power to accelerate the dates for exercise of any or all Nontandem SARs or any part thereof, granted under the Plan.
      9.8     Parties Entitled to Exercise SARs. A SAR may be exercised only by the Employee (or by a legatee or legatees of such SAR under his last will, by his executors, personal representatives or distributees, or by an assignee or assignees pursuant to Section 12 below).
      9.9     Settlement of SARs. As soon as is reasonably practicable after the exercise of an SAR, LodgeNet shall (i) issue, in the name of the Employee, stock certificates representing the total number of full shares of Common Stock to which the Employee is entitled pursuant to Section 9.5 hereof and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional shares, and (ii) if the Plan Administrator causes LodgeNet to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Employee an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.
      Section 10.     Restricted Stock Awards To Employees and Non-Employee Directors.
      The Plan Administrator may from time to time cause LodgeNet to grant shares of Restricted Stock under the Plan to such Employees and Non-Employee Directors, and subject to such restrictions and conditions and other terms, as the Plan Administrator may determine at the time of grant, subject to the general provisions of the Plan, the applicable Restricted Stock Agreement, and the following specific rules:
      10.1     Performance or Employment Standards. The restrictions applicable to Restricted Stock may be based either on performance or employment or Board service standards. If the restrictions are based upon the performance of LodgeNet, the performance standards shall relate to corporate or business segment performance and may be established in terms including but not limited to growth of gross revenue, cash flow, earnings per share, return on assets, increase in the market price of LodgeNet’s common stock, or return on investment or utilization of assets. Multiple standards may be used and may have the same or different weighting and may relate to absolute performance or relative performance as measured against comparable companies.

      10.2     Restricted Stock Agreements. Shares of Restricted Stock issued to an Employee or Non-Employee Director under the Plan shall be governed by a Restricted Stock Agreement which shall set forth the restrictions applicable to the Award of Restricted Stock and such other provisions as the Plan Administrator shall determine.
      10.3     Issuance of Restricted Stock. LodgeNet shall issue, in the name of the Employee or Non-Employee Director, stock certificates representing the total number of shares of Restricted Stock granted to the Employee or Non-Employee Director, as soon as may be reasonably practicable after such grant, which shall be held by the Corporate Secretary of LodgeNet as provided in Section 10.7 hereof.
      10.4     Rights of Stockholders. Subject to the provisions of Sections 10.3 and 10.5 hereof and Section 11.2, and the restrictions set forth in the related Restricted Stock Agreement, the Employee or Non-Employee Director receiving a grant shall thereupon be a stockholder with respect to all of the shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares.
      10.5     Restrictions; Forfeiture. Any share of Restricted Stock granted to an Employee or Non-Employee Director pursuant to the Plan shall be forfeited, and such shares shall revert to LodgeNet, if (i) the Employee or Non-Employee Director violates a non-competition or confidentiality agreement or other condition set forth in the Restricted Stock Agreement, (ii) the Employee’s employment with LodgeNet, or the service of the Non-Employee Director on the Board, terminates prior to a date or dates for expiration of the forfeiture, (iii) the date on which performance standards set forth in the Restricted Stock Agreement fail to be satisfied, or (iv) the date there occurs a violation of any provision of the Restricted Stock Agreement. LodgeNet shall require a forfeiture of Restricted Stock pursuant to this Section 10.5, by giving notice to the Employee or Non-Employee Director at any time within the 30-day period following the applicable date of forfeiture. Upon receipt of such notice, the Corporate Secretary of LodgeNet shall promptly cancel shares of Restricted Stock that are forfeited to LodgeNet.
      10.6     Acceleration. The Plan Administrator, in its discretion, shall have the power to accelerate the date on which the restrictions of this Section 10 or contained in any Restricted Stock Agreements shall lapse with respect to any or all shares of Restricted Stock granted under the Plan.
      10.7     Restricted Stock Certificates. The Corporate Secretary of LodgeNet shall hold the certificate or certificates representing shares of Restricted Stock issued under the Plan on behalf of each Participant who holds such shares until such time as the Restricted Stock is forfeited or the restrictions lapse.
      10.8     Terms and Conditions. The Plan Administrator may prescribe such other restrictions and conditions and other terms applicable to the shares of Restricted Stock issued to an Employee or Non-Employee Director under the Plan that are neither inconsistent with nor prohibited by the Plan or any Restricted Stock Agreement, including, without limitation, terms providing for a lapse of the restrictions of this Section 10 or in any Restricted Stock Agreement, in installments.
      Section 11.     Terms and Conditions of Awards.
      11.1     Each Participant shall agree to such restrictions and conditions and other terms in connection with the grant and exercise of an Award, including restrictions and conditions on the disposition of the Common Stock acquired upon the exercise, grant or sale thereof, as the Plan Administrator may deem appropriate and as is set forth in the applicable Award Agreement. The certificates delivered to a Participant or to the Corporate Secretary of LodgeNet evidencing the shares of Common Stock acquired upon exercise of an Award may, and upon the grant of Restricted Stock to an Employee or Non-Employee Director shall, bear a legend referring to the restrictions and conditions and other terms contained in the respective Award Agreement and the Plan, and LodgeNet may place a stop transfer order with its transfer agent against the transfer of such shares. If requested to do so by the Plan Administrator at the time of exercise of an Option or sale of Restricted Stock, each Participant shall execute a written instrument stating that he is purchasing the Common Stock for investment and not with any present intention to sell the same.

      11.2     The obligation of LodgeNet to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Act”), if deemed necessary or appropriate by the Committee, of the Common Stock, Options, SARs, Restricted Stock, and other securities reserved for issuance or that may be offered under the Plan.
      Section 12.     Nontransferability.
      12.1     Except in connection with unrestricted Common Stock issued pursuant to an Award, Awards granted under the Plan and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution and shall not be subject to execution, attachment or similar process. The granting of an Award shall impose no obligation upon the applicable Participant to exercise such Award.
      Section 13.     Rights as Shareholder.
      A Participant or an assignee of a Participant pursuant to Section 12 shall have no rights as a shareholder with respect to any Common Stock covered by an Award or receivable upon the exercise of an Award until the Participant or transferee shall have become the holder of record of such Common Stock, and, except as provided in Section 14, no adjustments shall be made for dividends in cash or other property or other distributions or rights in respect to such Common Stock for which the record date is prior to the date on which the Participant shall have in fact become the holder of record of the shares of Common Stock acquired pursuant to the Award.
      Section 14.     Postponement of Exercise.
      The Plan Administrator may postpone any exercise of an Award for such time as the Plan Administrator in its sole discretion may deem necessary in order to permit LodgeNet (a) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable upon the exercise of an Award under the Act, or the securities laws of any applicable jurisdiction, (b) to permit any action to be taken in order to (i) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed, or (c) to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and LodgeNet shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to recognize the exercise of an Award or to sell or issue shares of Common Stock in violation of the Act or the law of any government having jurisdiction thereof. Any such postponement shall not extend the term of an Award and neither LodgeNet nor its directors or officers shall have any obligation or liability to a Participant, to the Participant’s successor or assignee, or any other person, with respect to any shares of Common Stock as to which the Award shall lapse because of such postponement.
      Section 15.     Withholding Taxes.
      Whenever LodgeNet proposes or is required to issue or transfer shares of Common Stock to a Participant under the Plan, LodgeNet shall have the right to require the Participant to remit to LodgeNet an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If such certificates have been delivered prior to the time a withholding obligation arises, LodgeNet shall have the right to require the Participant to remit to LodgeNet an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the Participant, as compensation or otherwise, as necessary. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. In connection with an Award in the form of shares of Common Stock, a Participant may elect to satisfy his tax withholding obligation incurred with respect to the Taxable Date (as defined below) of the Award by (a) directing LodgeNet to withhold a portion of the shares of Common Stock otherwise distributable to the Participant, or (b) by transferring to LodgeNet a certain number of shares (either subject to a Restricted

Stock Award or previously owned), such shares being valued at the Fair Market Value thereof on the Taxable Date. Notwithstanding any provisions of the Plan to the contrary, a Participant’s election pursuant to the preceding sentence (a) must be made on or prior to the Taxable Date with respect to such Award, and (b) must be irrevocable. In lieu of a separate election on each Taxable Date of an Award, a Participant may make a blanket election with the Plan Administrator that shall govern all future Taxable Dates until revoked by the Participant. If the holder of shares of Common Stock purchased in connection with the exercise of an ISO disposes of such shares within two years of the date such an ISO was granted or within one year of such exercise, he shall notify LodgeNet of such disposition and remit an amount necessary to satisfy applicable minimum withholding requirements including those arising under federal income tax laws. If such holder does not remit such amount, LodgeNet may withhold all or a portion of any salary or other amounts then or in the future owed to such holder as necessary to satisfy such minimum requirements. Taxable Date means the date a Participant recognizes income with respect to an Award under the Code or any applicable state or local income tax law.
      Section 16.     Leave of Absence.
      The Plan Administrator shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by any Participant. Without limiting the generality of the foregoing, the Plan Administrator shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment or service on the Board within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore granted to any Participant who takes such leave of absence.
      Section 17.     Termination or Amendment of Plan.
      The Plan Administrator may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan. The Plan Administrator may only materially alter or suspend the Plan or any Award granted hereunder or terminate the Plan without further action on the part of the shareholders of LodgeNet to the extent permitted by law, regulation, and stock exchange or interdealer quotation system requirements. With respect to ISOs, the Plan Administrator may not effect a change inconsistent with Section 422 of the Code or regulations issued thereunder.
      No amendment or termination of the Plan shall in any manner affect any Award theretofore granted without the consent of the Participant, except that the Plan Administrator may amend the Plan in a manner that does affect Awards theretofore granted upon a finding by the Plan Administrator that such amendment is in the best interest of holders of outstanding Awards affected thereby.
      Section 18.     Effective Date.
      The Plan shall be effective upon the date of approval of the Plan by an affirmative vote of a majority of the shares of the voting stock of LodgeNet entitled to be voted by the holders of stock represented at a duly held shareholders’ meeting, within 12 months after the date of adoption of the Plan by the Board.
      Section 19.     Requirements of Law.
      The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges or national securities associations as may be required, including, but not limited to, the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Act”) relating to the mandatory forfeiture of certain incentive-based and equity-based compensation, which may also be Awards under the Plan, by an issuer’s (as that term is defined in the Sarbanes Act) chief executive officer and chief financial officer.
      Section 20.     Governing Law.
      The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of South Dakota, to the extent not inconsistent with Section 422 of the Code.

      Section 21.     Notice.
      Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to LodgeNet (a) on the date it is personally delivered to the Corporate Secretary of LodgeNet at its principal executive offices or (b) three business days after it is sent by registered or certified mail; postage prepaid, addressed to the Corporate Secretary at such offices; and shall be deemed delivered to a Participant or assignee (a) on the date it is personally delivered to him or (b) three business days after it is sent by registered or certified mail, postage prepaid, or (c) one business day after it is sent by a nationally recognized overnight courier service, such as Federal Express, in each of (b) and (c), addressed to him at the last address shown on the records of LodgeNet.
      Section 22.     Successors.
      In the event of a sale of substantially all of the assets of LodgeNet, or a merger, consolidation or share exchange involving LodgeNet, or a change of control reportable under Item 1 of Form 8-K, the Board may, in its sole discretion, do any of the following or a combination thereof: 1) terminate the Plan and cash out vested Awards; 2) provide for the successor to assume all Awards and credit all service or provide for all vested Awards under this Plan to be exchanged for equivalent Awards under an incentive plan of the successor; or 3) accelerate the vesting of any non-vested Awards at the time of a transaction described in this Section.
      Section 23.     Indemnification of the Plan Administrator.
      In addition to such other rights of indemnification as they may have as members of the Board, or as individuals serving as members of the Plan Administrator, the members of the Plan Administrator shall be indemnified by LodgeNet against (a) the reasonable expenses (as such expenses are incurred), including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal therein), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder; and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by LodgeNet) or paid by them in satisfaction of a judgment in such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Plan Administrator member is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of such action, suit or proceeding a Plan Administrator member shall in writing offer LodgeNet the opportunity, at its own expense, to handle and defend the same.
      Section 24.     No Contract of Employment or Service on the Board.
      Neither the adoption of the Plan, nor the amendment and the restatement of the Plan, nor the grant of any Award shall be deemed to obligate LodgeNet to continue the employment or service on the Board of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.
      Section 25.     Gender.
      Except when otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.
      Section 26.     Forms.
      The Plan Administrator shall approve the forms, and terms, of all Awards granted under this Plan.

Annual Meeting Proxy Card

A  Election of Directors
1.	To elect two persons to the Board of Directors of the Company to serve for three-year terms expiring in 2009 and until such persons’ successors are elected and qualified. The Board of Directors’ nominees are:

	For	Withhold
01 - R. Douglas Bradbury	☐	☐

	For	Withhold
02 - Richard R. Hylland	☐	☐
B   Issues
The Board of Directors recommends a vote FOR the following proposals.

2.	Amendment of the 2003 Stock Option and Incentive Plan. To approve an amendment to (i) increase the number of shares authorized under the Plan by 600,000, (ii) prohibit the repricing of option without stockholder approval, (iii) limit the number of options and value of restricted stock which may be granted to an individual in a single year, and (iv) provide greater flexibility in awards to non-employee directors.	For ☐	Against ☐	Abstain ☐

3.	Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	For ☐	Against ☐	Abstain ☐
C  Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as name appears hereon. Joint owners should each sign. Where applicable, indicate official position or representative capacity.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy — LodgeNet Entertainment Corporation

This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders to be held May 10, 2006
The undersigned hereby appoints Mr. Scott Petersen and Mr. Gary H. Ritondaro, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each (the “Proxies”), to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders (the “Annual Meeting”) of LodgeNet Entertainment Corporation (the “Company”) to be held at the Company’s Corporate Offices, 3900 W. Innovation Street, Sioux Falls, South Dakota 57107 on Wednesday, May 10, 2006 at 9:00 a.m. Central Daylight Time or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.
This Proxy when properly executed will be voted as specified. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted “FOR” the election of Mr. R. Douglas Bradbury and Mr. Richard R. Hylland; “FOR” the amendment of the 2003 Stock Option and Incentive Plan; and “FOR” the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by filing with the Corporate Secretary of the Company a duly executed proxy bearing a later date or an instrument revoking this Proxy, or by attending and electing to vote in person.
PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
 (Continued and to be voted on reverse side.)